GEOLOGICAL REPORT AND SUMMARY OF FIELD EXAMINATIONS,

REDROCK PROPERTY,

and

NORTH BATTLE MOUNTAIN PROPERTY

Lander County, Nevada

USA

August 15, 2009

R. A. Lunceford, M.Sc., CPG
761 Aspen Trail
Reno, NV 89519

Prepared for

Challenger Deep Capital Corp.
Suite 400 Chartwell House
750 11th St., S. W.
Calgary, AB Canada
T2P 3N7

In Compliance with NI 43-101 and Form 43-101F1

TABLE OF CONTENTS

APPENDICES

LIST OF FIGURES

LIST OF TABLES

GLOSSARY OF TERMS RELATING TO MINING AND MINERAL PROPERTIES

"DDH"	means a diamond drill hole
"diamond drill"	means a machine designed to rotate under pressure, using an annular diamond studded cutting tool to produce a more or less continuous sample of the material that is drilled.
"EM"	means an electromagnetic geophysical survey method
"ppm"	grams per (metric) tonne
"Kilometers"	means kilometers
"m"	means meters
"mag"	means a total field magnetic geophysical survey
"mineralization"	means a natural aggregate of one or more minerals, which has not been delineated to the extent that sufficient average grade or dimensions can be reasonably estimated or called a "deposit" or "ore". Further exploration or development expenditures may or may not be warranted by such an occurrence depending on the circumstances.
"ounce"	troy ounces precious metal
"ppb"	concentration of an element measured in parts per billion
"ppm"	concentration of an element in parts per million
"grams per tonne"	concentration of an element equivalent to parts per million.
"RCD"	means reverse circulation drilling by a machine designed to rotate under pressure, using a tricone cutting tool to penetrate bedrock or unconsolidated material and to return that material with the recirculation of the drilling water.
"strike length"	means the longest horizontal dimension of a body or zone of mineralization.
"SEDEX"	abbreviated as SEDEX from **SED**imentary **EX**halative), ore deposits which are interpreted to have been formed by release of ore-bearing hydrothermal fluids into a water reservoir (usually the ocean), resulting in the precipitation of stratiform or layered concentrated metals, usually lead and zinc.

CONVERSIONS

The following table sets forth certain standard conversions from the Standard Imperial units to the International System of Units (or metric units).

To Convert From	To	Multiply By
Feet	Meters	0.3048
Meters	Feet	3.281
Miles	Kilometers	1.609
Kilometers	Miles	0.621
Acres	Hectares	0.405
Hectares	Acres	2.471
Grams	Ounces (troy)	0.032
Ounce (troy)	Grams	31.103
Tonnes[1]	Short tons	1.102
Short tons[2]	Tonnes	0.907
Grams per ton	Ounces (troy) per ton	0.029
Ounces (troy) per ton	Grams per tonne	34.438

1.0 SUMMARY

Preparation of this Technical Report was undertaken on behalf of Challenger Deep Capital Corp. ("Challenger") in documenting the merits of the Redrock Property and the North Battle Mountain ("NBM") Property located in Lander County in central Nevada, USA. It is recommended that exploration proceed under systematic, methodical, and phased work programs. The initial work program (US$335,000) will include sampling, mapping, and geophysical surveys at Redrock and the NBM Property to refine drill targets. This work will lead to initial reverse circulation and/or diamond drilling at Redrock. A second Phase II program costing US$700,000, is planned to include additional drilling at Redrock and an initial drill test of the NBM Property. The Phase I program totaling US$335,000, represents initial, necessary work applied towards developing refined geological parameters for continued exploration of the Redrock Property and NBM Property. However, the Phase I program results should not be considered a definitive test of the gold potential on the Redrock Property due to the unusually large area of surficial anomalous gold mineralization as presently known, the multiple targets available within upper and lower plate rocks, the depth to these targets, and the structural complexity of the potential host rocks. Therefore, the decision to commence with the Phase II program should not be solely contingent on Phase I results.

The U.S. Bureau of Land Management administers the unpatented lode mining claims comprising the properties. Located 42 kilometers south of Battle Mountain, the Redrock Property (269 "LS" claims) covers all or portions of sections 8-9, 14-18, 20-23, and 26-28 T29N, R44E, Mount Diablo Base and Meridian. The 36 "NBAM" unpatented lode claims comprising the NBM Property are located in section 22 of T34N, R45E, about 18 kilometers north of Battle Mountain. Excellent access to the Redrock Property and NBM Property is achieved via improved gravel and secondary roads.

Underlying terms and provisions of the Redrock and NBM Property are determined by two Mining Lease and Option to Purchase Agreements between Ansell Capital Corporation ("Ansell") as Lessee, and Mr. Arthur Leger, (Reno, Nevada) as Lessor, requiring a series of annual minimum work obligations, minimum advance royalty payments, and share issuances due to Arthur Leger. Under a July 22 Letter Agreement, to acquire all of Ansell's Lessee interest, Challenger paid a US$25,000 deposit to Ansell, and is obligated to assume all underlying responsibilities of the Mining Lease and Option to Purchase Agreements, and expend at least US$210,000 in work on either or both of the Redrock Property and NBM Property before April, 2010. After Challenger expends US$210,000 Ansell can elect to back into a 25% interest in the Redrock Property and NBM Property provided it agrees to fulfill certain expenditures.

The Redrock Property is located on the northwest flank of the Shoshone Range. North of this belt most of the northern Shoshone Range is underlain by a siliceous assemblage of Ordovician, Silurian, and Devonian rocks within complex and highly contorted slices comprising the "upper plate" of the Roberts Mountains Thrust. During the Antler Orogeny, dated at late Devonian to pre-Middle Pennsylvanian, upper plate siliceous rocks (the allocthon, or allocthonous) were thrust eastward along the Roberts Mountains Thrust over eastern assemblage, carbonate rocks, referred to as the "lower plate" (the autochton, or autochthonous) sequences. In north-central Nevada, the Robert Mountains thrust is a key structural control to several of the largest gold deposits which occur below the thrust in lower plate Ordovician to Silurian carbonate rocks. Consequently, lower plate carbonate and transitional sedimentary rocks exposed in structural "windows" or concealed beneath upper Redrock Property including an undivided Devonian-Ordovician sequence incorporating part of the Ordovician Valmy Formation, the Devonian-Silurian Elder Sandstone, the Devonian Slaven Chert, and an unassigned Paleozoic siltstone-chert unit. Lithologies are mainly siliciclastic, including quartzite, sandstone, siltstone, and chert, with some greenstone and minor limestone. The Paleozoic sedimentary rocks strike northeast and dip moderately to steeply northwest. Within the Redrock Property, the dominant structural event, affecting pre-Tertiary rocks, is the Antler Orogeny. Upper plate rocks occur as discrete

litho-tectonic units, each bounded by thrust faults. Brecciation along contacts and interformational folding is common within each sequence. Mapped fold structures indicate east-southeast, south-southeast, and possibly south directed compression. Younger, Mesozoic(?), large scale folds occur as warped thrust sheets manifested as synforms and antiforms with 8-10 kilometer amplitudes (Conway, 2007).

At the Redrock Property, along the southwest margin of the claim block, Paleozoic rocks are unconformably overlain by Tertiary Caetano Tuff. Dated at 33.8 Ma, the Caetano Tuff is a rhyolite tuff, white to tan-white to light red, quartz crystal-rich welded ash flow unit. The most conspicuous high angle faults are the northwest striking set, referred to as the Caetano Break, which form the north margin of the Caetano caldera which transects the southwest part of the Redrock Property. The Caetano Break consists of a series of sub-parallel normal faults, some of which are concealed beneath Caetano volcanic rocks as indicated by geophysical modeling. Faults of the Caetano Break generally define the contact between Paleozoic sedimentary rocks to the northeast and Tertiary volcanic rocks to the southwest. The area is cut by numerous other high- angle faults striking north-south, north-northwest, northeast, northwest, and east-west, which post-date and offset thrust sheets. Many of these faults show complex displacement and reactivation (Conway, 2007). Recent, detailed mapping in the southwestern part of the claim block indicates that the northwest striking faults of the Caetano Break, which appear to be the primary conduits to mineralizing fluids, have been subsequently offset by younger northeast-trending structures which are believed to post-date mineralization (Leger, 2009).

The Redrock Property is located within the Battle Mountain-Eureka trend of gold deposits, in the greater Cortez district, which includes several major mines and deposits—Pipeline,(South Pipeline, Crossroads, Gap Complex), Hilltop, Gold Acres, Horse Canyon, Cortez, Cortez Hills/Pediment—with production and resources aggregating approximately 38.2 million ounces of gold (www.riotinto.com). The Horse Mountain "window", located 1.5 kilometers east, consists of lower plate Ordovician to Devonian carbonate rocks exposed beneath the Roberts Mountain thrust. Centerra drilling has shown that lower plate carbonate rocks lie at depths of approximately 440 m on the east side of the claim block (Conway, 2007). Significantly the Redrock Property and Horse Mountain "window" are located along the north flank of the Caetano caldera which defines the northern boundary of the Battle-Mountain Eureka trend. The principal potential of the Redrock Property is for large Carlin-type gold deposits hosted in lower plate carbonate lithologies in or adjacent to favorable structural zones, both low- and high-angle. Additionally, there is potential for other gold deposits at relatively shallow depths in moderately favorable upper plate lithologies including calcareous sandstone and siltstone within the Elder and Devonian-Ordovician undivided units near structural conduits.

Initial exploration was undertaken by Cameco (US) Inc. (or "Cameco") in 1998. Rock geochemical sampling revealed an area containing elevated concentrations of gold: 13.2 ppm (0.38 oz/t); 12.1 ppm (0.35 oz/t); 4.4 ppm (0.13 oz/t); 3.7 ppm (0.11 oz/t); 1.09 ppm (0.03 oz/t) (Leger, 2009). A more detailed rock and soil geochemical sampling program was initiated along with geologic mapping which lead to a five hole shallow (total 720 m) drill campaign. The drill program proved successful in that drill hole RRC98-5 intersected 9.1 m grading 1.285 g Au/t (0.037 oz/ton) immediately beneath alluvium at a depth of 7.6 m (Conway, 2007). Both the high-grade gold-in-rock and drill hole RRC98-5 are located on Centerra (US) RRC claims that adjoin the Property (LS) claims (Conway, 2007).

In 2005 Centerra (US) Inc. (or "Centerra") entered into a lease agreement and commenced an extensive program of rock and soil geochemical sampling, geologic mapping and a gravity geophysical survey. Centerra's work resulted in recognition of a 6.5 kilometer gold anomaly containing up to 1.2 ppm gold in soils with corresponding rock values to 3.29 ppm gold. As is characteristic with Carlin-type gold systems, gold on the Redrock Property is strongly associated with elevated arsenic and mercury (Conway, 2007).

Centerra conducted drilling programs in 2006 and 2007. In 2006, targeting lower plate stratigraphy, Centerra completed a pre-collar (reverse circulation) and diamond drill tail hole, RRC06-06 and pre collar RRC06-08. Drill hole RRC06-O6C was collared in the eastern part of the claim block and intersected decalcified, calc-siltstone of the lower plate Roberts Mountains Formation at a depth of 439 m. Drill data indicated strong antimony (9 to 52 ppm) through the lower 58 m and jasperoid development interpreted by Centerra to be the distal geochemical expression of a Carlin-type gold system. In the southwestern part of the claim block, drill hole RRC06-08C was located along the Caetano Break to test lower plate rocks south of the gold anomaly. The drill hole failed to reach lower plate rocks, but bottomed in a silicified conglomerate/breccia zone that may be part of the Roberts Mountains Thrust zone. Gold values to 232 ppb in structures were intercepted in upper plate stratigraphy. In 2007, drill hole RRC07-10C collared on the eastern edge of the property, to reach lower plate stratigraphy, was located near the intersection of a northeast- and northwest-trending faults. RRC07-10C intercepted 0.298 ppm gold over 12.2 m from 426.7 to 438.9 m associated with collapse brecciation, decalcification, silicification (+/- pyrite) within Roberts Mountain Formation rocks (Conway, 2007).

In 2008, Centerra elected to discontinue exploration in the region and subsequently terminated their lease. Centerra's diamond drilling did not adequately test either upper or lower plate targets. Widespread and detailed rock geochemical sampling and mapping completed on the Redrock Property indicates host rocks, alteration, and geochemistry consistent with Carlin-type gold systems.

The NBM Property is located on the west flank of the Sheep Creek Range. The geology consists of Middle to Upper Paleozoic sedimentary rocks that have been intruded by Tertiary dikes. Eocene to Pliocene felsic to mafic volcanic rocks and minor sediments were deposited over these older rocks. Regional geophysical data indicates that the Property lies within the Battle Mountain-Eureka fault zone and along the west side of the Northern Nevada Rift structure. The Northern Nevada Rift structure was an important control for the distribution of mid-Miocene volcanic rocks and epithermal gold deposits in north-central Nevada (Stewart,et. al. 1977).

The NBM Property is underlain by the Upper Devonian-Mississippian Harmony Formation – an arkosic assemblage consisting of calcareous sandstone, siltstone, shale, and chert. This sequence has been intruded by Tertiary felsic (quartz eye rhyolite) dikes and sills. Tertiary/Quaternary basalt and andesitic basalt form massive cliffs on the eastern boundary of the property. Numerous high-angle faults striking east-west, northeast, northwest, and north-northeast cut Harmony Formation rocks. Mapped structures are typically identified by a) dike development; b) abundant "bull" quartz float; c) strong fracturing and breccia disruption of the wallrocks; d) joint and fracture sets; e) abrupt changes in lithology and orientation of beds f) hydrothermal alteration and elevated metal concentrations; and g) linear, and/or marked changes in topography. The key faults sets trending east-west, N30-60°E and N20-50°W are the primary focus for much of the hydrothermal alteration and elevated metal concentrations, indicating that they were open during the mineralization phase(s) (Leger, 2009).

Geologic mapping, rock, and soil geochemical sampling commenced in 1998 and continued through 2008. Rock geochemical sampling returned elevated values of gold (10 to 407 ppb), arsenic (100 to 1,910 ppm), antimony (50 to 534 ppm), and mercury (1 to 69 ppm) obtained from northeast, east-west and northwest-trending faults located in the east-central portion of the NBM Property (Leger, 2009).

The NBM Property offers a variety of upper plate high and low angle fault and replacement styles of mineralization. Rock geochemical sampling and mapping indicates well focused elevated metals and attendant alteration controlled by faults sets trending east-west, N30-60°E and N20-50°W, defined by brecciation, fracturing, intrusive dikes, and quartz veining. These fault orientations mapped in relation to the north-northwest-trending Northern Nevada Rift, conform to the control for gold deposits at Midas, Mule Canyon and Ivanhoe. In January 2009, A. Leger

obtained gravity and magnetic data from Big Sky Geophysics (Bozeman, Montana). Interpreted magnetic and gravity data complement each other well (e.g. strong magnetic highs correlate with gravity lows) and correlate with mapped geology. A strong gravity high located in the east-central part of the Property is interpreted either as a mafic intrusive at depth or a horst. Gravity lows that cut across the principle gravity high were concluded to possibly represent vuggy or quartz veined systems at depth. Geologic evidence (numerous dike occurrences) adds credibility to the possibility that the area may be underlain by a large intrusive body that has leaked metal-rich fluids. Thus, in addition to a Carlin-type gold target, the potential exists for a replacement (skarn) type deposit similar to the past gold producer – the Fortitude mine.

At the Redrock Property and NBM Property, key controls for gold mineralization are summarized as: 1) reactive and highly permeable carbonate host rocks; 2) a geologically long-active zone of crustal weakness originating along a paleo-continental margin, with development of major through-going fault systems; 3) a regional tectonic environment of crustal thinning, with multiple intrusive episodes and sustained high levels of heat flow, which resulted in 4) multiple episodes of hydrothermal activity (Thompson, et. al., 2002)

Both the Redrock Property and NBM Property contain numerous elements that are found in Carlin-type deposits such as: a) carbonate dissolution; b) silicification (particularly within structural conduits); c) argillic alteration, d) gold-enriched sulfidation of reactive iron in host rocks (to form pyrite, arsenical pyrite, marcasite, arsenical marcasite), and multi-phase fluids with low salinity, variable amounts of CO_2, and e) low homogenization temperatures (Thompson, et. al., 2002)

No exploration has yet been conducted by Challenger on either the Redrock Property or NBM Property.

Further exploration of the Redrock Property and NBM Property is justified based on:

- significant exposures of gold-bearing rock with associated anomalous base metal mineralization indicated by geologic mapping and rock and soil geochemical sample results;
- modeled geophysics; and
- previous drill intercepts suggesting a robust hydrothermal system(s) and structural settings conducive to mineralization.

2.0 INTRODUCTION AND TERMS OF REFERENCE

Preparation of this Technical Report was undertaken on behalf of Challenger Deep Capital Corp. ("Challenger") in documenting the merits of the Redrock Property (the "Qualifying Property"), "Redrock Property" or "Property") and North Battle Mountain Property (the "NBM Property" or "Property") for compliance reporting and disclosure requirements set forth in the Canadian Securities Administrators' National Instrument 43-101, Companion Policy 43-101CP, and Form 43-101F1.

This Technical Report is based on a foundation of extensive work programs completed by various junior and mid-size companies over the past 20+ years summarized in annual and internal reports, geologic, geochemical, and geophysical maps and published geologic reports pertaining to the specific Property and near region. The author, Robert Lunceford a Qualified Person under NI 43-101 requirements has benefited from discussions with Mr. Arthur Leger, a Reno, Nevada-based independent geologic consultant and owner of the Redrock Property and NBM Property. The author notes that Arthur Leger is a Qualified Person as defined by NI 43-101, Standards of Disclosure for Mineral Properties.

Accompanied by Arthur Leger, the author conducted a field examination of the Redrock Property on May 22, and again on July 1-2, 2009 during which 10 rock chip audit samples were collected from the Redrock Property. The NBM Property was examined on May 21 and June 30 with Mr. Arthur Leger. Seven rock chip audit samples were collected from the NBM Property on June 30.

3.0 RELIANCE ON OTHER EXPERTS

This Technical Report is an accurate representation of the status and geologic potential of the Redrock and NBM Property based on the information available to the author and the field visits conducted May 21-22, and June 30 to July 1-2, 2009. The gold projects herein, are relatively early stage, conceptual targets with some potentially economic grades collected from outcrops. This Technical Report is based on the author's personal familiarity with the Redrock Property and NBM Property and on a review and compilation of published and unpublished geological, geochemical, and geophysical data obtained from corporate, private, and government sources by multiple authors. All sources of information cited are listed in the References section at the end of this Technical Report. Data pertaining to the Redrock Property and NBM Property was collected by experienced geologists, geophysicists, and technicians, consistent with acceptable industry standards and provides a credible, reliable data base. However, the author cannot verify that such work was supervised by Qualified Persons as defined by NI 43-101.

An exploration work program, including but not limited to, geophysical surveys, biogeochemcial sampling, and detailed geologic mapping to enhance and define drill targeting is planned for each of the properties. The work results will lead to a phased reverse circulation and/or diamond drill program required to advance the Redrock Property and NBM Property. At the Redrock Property, exposures of gold bearing outcrops and structures within two principal target areas, which are the focus of planned work by Challenger, will be examined in detail. In formulating recommendations herein, the author has considered the most appropriate means of determining the true value of the Redrock Property and NBM Property.

It was not within the scope of this report to examine in detail or to independently verify the legal status or ownership of the Redrock Property or NBM Property. Challenger and the owner of the Redrock and NBM Property, Mr. Arthur Leger, have provided certain information concerning the ownership status of the Redrock Property and NBM Property to the author of this Technical Report. The author has reviewed the relevant documents and has no reason to believe that ownership and status are other than as has been represented, but determination of secure mineral title is solely the responsibility of Challenger.

4.0 PROPERTY DESCRIPTION AND LOCATION

The Redrock Property and NBM Property are located in north-central Nevada in the western United States.

The Redrock Property is situated approximately 42 kilometers south of Battle Mountain in Lander County Nevada (Figure 1). The approximate center of the Property is Universal Transverse Mercator (UTM) coordinates 4460000 N, 497000 E, 1983 North American Datum (NAD27), Zone 11 and falls within the Redrock Springs Quadrangle (7.5' -1:24,000 scale) topographic sheet.

The North Battle Mountain gold prospect is situated along the western flank of the Sheep Creek Range 18 kilometers north of Battle Mountain, within Lander County (Figure 1). The claims comprising the Property lie in section 22, T34N, R45E falls within the Russells Quadrangle (7.5', 1:24,000 scale). The center of the NBM Property is located approximately at (UTM) coordinates 451700 N and 509000 E (NAD27, Zone 11).

The U.S. Bureau of Land Management administers the surface and mineral estate of each Property under the Federal Land Policy and Management Act of 1976. The unpatented lode mining claims of the Redrock Property (269 LS claims, accruing 5,380 Ac. or 2,179 Ha) cover all or portions of sections 8-9, 14-18, 20-23, and 26-28 T28N, R44E, Mount Diablo Base and Meridian (Figure 2). The 36 NBAM claims (720 Ac. or 291.6 Ha - Figure 3) comprising the NBM Property, are located in section 22 of T34N, R45E, Mount Diablo Base and Meridian.

The unpatented lode mining claims for both the Redrock Property and NBM Property are in good standing, with all holding fees paid for the assessment year ending on August 31, 2009. The claims will remain in effect for as long as the claim holding fees are paid to both the U.S. government and Lander County. The author has reviewed the status of the LS and NBAM claims constituting the Redrock Property and NBM Property and determined that all mining claims appear to be valid and in good standing.


Owyhee
Jackpot
Vya
Orovada
NORTH BATTLE MTN
PROPERTY
Wells
Winnemucca
Elko
Gerlach
Battle
Mountain
Carlin
West Wendover
Lovelock
RED ROCK
PROPERTY
RENO
Fernley
Fallon
Austin
Eureka
McGill
Ely
CARSON CITY
Gardnerville
Yerington
Gabbs
Hawthorne
Luning
Mina
Tonopah
Pioche
Panaca
Caliente
N
Goldfield
Hiko
Alamo
Beatty
NEVADA PROPERTIES
LOCATION/ACCESS MAP
Indian Springs
Pahrump
LAS VEGAS
Boulder City
Interstate Highway
Other Primary Road
Searchlight
Laughlin
Challenger Deep
Capital Corp.

Figure 1. Location and access of the North Battle Mountain Property and Redrock Property in central Nevada.


CLAIM MAP
Drill Hole
RRC07-08C
RRC07-10C
RRC98-04
RRC06-05C

Figure 2. The Redrock Property consists of 269 LS unpatented claims. The two (RRC) claim blocks currently maintained by Centerra (US) Inc. are indicated in blue (after Conway, 2007). Cameco 1998, and Centerra 2006-2007 drill holes located on LS claims are indicated. (RRC07-08C is the completed core tail to drill hole pre-tail RRC06-08).


NBAM 2
NBAM 1
NBAM 19
NBAM 20
NBAM 4
NBAM 3
NBAM 21
NBAM 22
NBAM 6
NBAM 5
NBAM 23
NBAM 24
NBAM 8
NBAM 7
NBAM 25
NBAM 26
NBAM 10
NBAM 9
22
NBAM 27
NBAM 28
NBAM 12
NBAM 11
NBAM 29
NBAM 30
NBAM 14
NBAM 13
NBAM 31
NBAM 32
NBAM 16
NBAM 15
NBAM 33
NBAM 34
NBAM 18
NBAM 17
NBAM 35
NBAM 36
R A N G E
6402
4921
4893
N
0
600
1,200
feet
Challenger Deep Capital Corp.
NORTH BATTLE MOUNTAIN PROJECT
CLAIM MAP
locations approximate
Figure 3. The NBM Property showing the location of 36 NBAM claims in section 22.

5.0 PROPERTY AGREEMENTS

The Redrock Property and NBM Property are owned by Mr. Arthur R. Leger ("Leger" of Reno, Nevada). Luna Gold Corp. ("Luna") entered into an option agreement with Leger in 2004. In September, 2005 Centerra (US) Inc. entered into an agreement with Luna to earn a 60% interest by completing work obligations and making payments required under the Leger-Luna agreement. Centerra maintained the (Luna-Leger) obligations through 2007 when the agreement was eventually terminated. During that period Centerra completed work expenditures of approximately $1.5 on the Redrock Property.

5.1 Ansell - Leger

On April 18, 2009 Ansell Capital Corp (TSXV – "Ansell") and Arthur R. Leger ("Leger") executed both a Mining Lease with Option to Purchase ("Redrock Agreement") pertaining to the Redrock Property and a second Mining Lease with Option to Purchase ("NBM Agreement") pertaining to the NBM Property. The provisions of the two agreements require Ansell to maintain all LS claims comprising the Redrock Property and NBAM claims (the NBM Property) in good standing as required by the US Bureau of Land Management, and Lander County, Nevada.

5.1.1 Redrock Agreement

Ansell is required to make annual, advance royalty payments to Leger, accruing US$2.0 million by the 10th anniversary of the Redrock Agreement, and on the annual anniversaries of the Agreement, and issue to Leger 1.1 million common shares of Ansell at deemed price to Leger of US$0.08/share in ten installments ranging from 15,000 to 250,000 shares. Additionally Ansell must incur on or before each anniversary date of the Agreement, minimum work expenditures ranging from US$15,000 (Year 1) to US$400,000 (Year 11). Ansell is required to pay to Leger a Production Royalty of 2% of the saleable gold, silver and other metals, minerals and materials. As long as the Redrock Agreement is in good standing, Ansell can purchase one-half of the Production Royalty for US$2.0 million.

5.1.2 NBM Agreement

The provisions and obligations of the NBM Agreement require that on the anniversary date of the Agreement, Ansell pays to Leger as required, annual, advance royalty payments accruing US$1.5 million by the 10th anniversary of the NBM Agreement, issue to Leger 1.0 million shares of Ansell at a deemed price to Leger of US$0.08/share in yearly installments (Years 1 – 10) ranging from 25,000 to 250,000 shares, and incur annual minimum work expenditures from US$15,000 (Year 1) to US$500,000 on or before the (Year 10) anniversary of the NBM Agreement. A Production Royalty of 2% of the saleable gold, silver and other metals, minerals and materials is due Leger. Ansell can purchase one-half of the Production Royalty for US$1.0 million.

5.2 Challenger - Ansell

On July 22, 2009 Ansell executed a Letter of Intent (LOI) with Challenger to allow Challenger the right to acquire all of Ansell's leased interest in the Redrock Property and NBM Property provided that Challenger expend at least US$210,000 on either or both the NBM or Redrock Property. The terms of the LOI also require that 1) Challenger pay to Ansell a CN$25,000 deposit (which has been paid), 2) assume all of Ansell's obligations under the Redrock and NBM Agreements, 3) that Challenger reimburse Ansell for payment of all claim holding costs (LS and NBAM claims) 4) incur work expenditures of at least US$210,000 within two years of the effective date (before April 18, 2011) of the Redrock and NBM Agreements. Ansell can maintain a "back-in-right" for 25% of either or both the Redrock Property and NBM Property within 60 days following Challenger's payment of the CN$25,000 deposit and incurring the required work expenditure on either or both of the Redrock Property or NBM Property and fulfills all other underlying obligations to maintain the agreements in good standing. Should Ansell elect to back-in, Ansell will be required to fund expenditures at 25%, and will have earned a 25% interest once Ansell's expenditures equal the expenditures completed by Challenger. Completion of the assignment will take place by entering into a formal assignment and novation agreement with Leger, Challenger, and Ansell upon closing.

Permitting activities on the unpatented mining claims of the Property are administered by the U.S. Department of Interior, Bureau of Land Management's Battle Mountain Field Office under the Federal Land Policy and Management Act of 1976. Centerra (US) Inc. filed a Notice of Intent to obtain approval for the 2006-2007 drill programs at the Redrock Property. The Notice was filed and approved and prior to Centerra (US) Inc. terminating their interest in the Redrock Property they completed reclamation of the disturbed areas which was subsequently approved by the Battle Mountain Field office (Conway, 2007). Drill programs anticipated by Challenger at the Redrock Property and North Battle Mountain Property will require that new permits be obtained. Disturbance of US Bureau of Land Management lands on which federal mining claims are located are determined under federal statute 43 CFR 3809, as amended. Since numerous existing access roads are available on both the Redrock Property and the NBM Property, proposed disturbance should not exceed 5 ac. (all accrued acreage from planned, new drill access roads, pads, etc.) Proposed disturbance of less than 5 ac. requires that a Notice of Intent be filed with US Bureau of Land Management, Battle Mountain Field Office. The Notice of Intent must include details on the company submitting the Notice, maps of the proposed disturbance, equipment to be utilized, the general schedule of operations, a calculation of the total disturbance anticipated, and a detailed reclamation plan and budget. The bond, in US currency to be posted will be determined by the acreage disturbance calculated. The Notice does not have an approval associated with it but the bond calculation that must accompany the Notice does have to be acknowledged with a letter from the US Bureau of Land Management before work can proceed.

To the best of the author's knowledge, no environmental liabilities exist on either the Redrock Property or NBM Property, although a detailed investigation has not been conducted and such a survey is beyond the scope of this Technical Report.

6.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

Access to the Redrock Property is via Nevada State Highway 305 traveled south from Battle Mountain approximately 42 kilometers to the Carico Lake Valley/Redrock Canyon turnoff, then east along an improved gravel road one-half kilometer to the claim block boundary. Most of the Redrock Property is accessible by secondary gravel roads.

The NBM Property is easily accessible from Battle Mountain via a paved county road for about 9 kilometers to the North Battle Mountain rail siding. From here, the area of interest is reached via a graded gravel road from which an unimproved dirt road leads east to the north-central part of the property.

Battle Mountain is a source of technical and non-technical labor and offers a moderate range of goods and services. Extensive goods and services and skilled labor are available in Winemucca 75 kilometers west of Battle Mountain or Elko, 116 kilometers east along Interstate 80.

The climate of the Redrock Property and NBM Property is semiarid with moderate winter snows and occasional summer thunderstorms, with heavy rain during otherwise hot and dry summers. In winter, access is not maintained off the paved roads and November snow can linger until March. Winter temperatures can range from -10°F (-23°C) to 102°F (39°C) in the summer. Frost may occur from September through June. Exploration can be undertaken throughout the year.

The Redrock Property lies along the northwest flank of the Shoshone Mountains (Figure 4). The area is characterized by rolling northwest and east-west trending ridges with incised drainages. Topographic relief is moderate with elevations ranging from 1554 m along the valley floor to 1859 m in the central part of the claim block. Ridges and drainages show occasional bedrock exposures, and slopes and valleys are typically covered by soil and alluvium. Sagebrush, rabbit brush, greasewood and grasses abound in the majority of the property area, while juniper and pinion sporadically occur. Grasses and shrubs are dominant over most of the area with grasses most abundant on the ridge crests and around small seeps and springs.



Figure 4. Looking east at the west flank of the Shoshone Range (skyline); the Redrock Property is located within the intermediate ground in the middle of the photo.

The NBM Property lies on the moderately steep west flank of the Sheep Creek Range. Elevations range from 1,983 m near the valley bottom to 2,428 m in the eastern part of section 22. Vegetation predominantly consists of various grasses and outcrop is sparse (Figure 5).

The Redrock Property and NBM Property are early-stage exploration projects and sufficiency of surface rights for mining operations, the availability and sources of power, water, mining personnel, potential tailings storage areas, potential waste disposal areas, heap leach pad areas and potential processing plant sites have not yet been studied or investigated and are beyond the scope of this Technical Report and would likely be considered under a scoping or pre-feasibility, if warranted.

7.0 HISTORY

7.1 Redrock Property

Barite mining in Lander County at the north end of the Shoshone Range began in the 1930's. The Mountain Springs Mine located approximately one-half kilometer north of the Property began production in 1952. The Mountain Springs Mine was reported to have produced over 1.0 million tons of ore in 2004 (Castor, Ferdock, 2004). At the north end of the claim block in section 17, a small pit (Figure 2) was exploited for barite. In addition, numerous trenches and bulldozed pits, at several locations on the southwestern margin of the Redrock Property, attest to barite prospecting activities which commenced in the 1950's and continued to the 1980's (Stewart, et. al., 1977).

Historical prospecting for gold, if any, on the Redrock Property is not known. Cameco (US) Inc.



Figure 5. View looking east at the west flank of the Sheep Creek Range. The NBAM claims comprise most of the slope from the valley floor to incorporate the lower beds of the basalt unit on the skyline.

("Cameco") first identified gold potential on the Redrock Property in 1996, and claims were staked in 1996, 1997, and 1998. In 1996, 165 rock geochemical samples were collected concurrent with geologic mapping. Elevated gold, arsenic, antimony, mercury, and molybdenum were obtained from outcrops cut by limonitic, silicified breccias and iron-oxide coated shears and fractures. A gold anomaly, approximately 670 m by 60 m, was identified in the western one-half of section 22. Rock chip gold values to 13.2, 12.1, 4.4, 3.7, 1.09 ppm, were obtained from outcrops on the current RRC claims (western 10 claim block - not part of the Redrock Property, - (Leger, 2009)).

In 1998, a modest reverse circulation drill program consisting of five shallow holes totaling 720.9 m targeting upper plate rocks was completed (Figure 2, Table 1) by Cameco. One hole, RRC98-05 (in the northwest quarter of the RRC claim block - not on the Redrock Property), intersected 9.1 m at 1.285 ppm Au/t (0.037 oz/ton) immediately beneath alluvium at a depth of 7.6 m. Cameco drill hole RRC98-04 was collared just south of the RRC claims within the Redrock Property but specific drill results were not available for this hole. Reportedly, anomalous intervals of gold, silver, or mercury were intercepted in all five holes (Conway, et. al., 2006).

Hole No.	Ppty	UTM E (m)	UTM N (m)	Elev (m)	Elev (ft)	Azi	Inclin	Depth (m)	Depth (ft)
RRC98-01	RRC	498,905	4,458,928	1796	5892	240°	-60°	153.9	505
RRC98-02	RRC	499,071	4,458,881	1806	5925	240°	-60°	135.6	445
RRC98-03	RRC	498,800	4,458,720	1757	5764	45°	-60°	153.9	505
RRC98-04	LRR	498,624	4,458,617	1718	5636	0°	-90°	166.1	545
RRC98-05	RRC	498,684	4,459,418	1721	5645	180°	-60°	111.3	365
Total								720.9	2365
Western Mining?	LRR	494,896	4,461,489	1543	5062	0°	-90°	305?	1000?

Table 1. 1998 Cameco reverse circulation drill holes (Conway, et. al., 2006).

In 1999 Cameco contracted for a 91-station gravity survey to be conducted over the original claim block (now held in-part by Centerra (US) Inc.).

In March 2004, Luna Gold Corp. leased the LS claims, and geologic mapping was undertaken concurrent with the collection of 62 rock and 78 soil geochemical samples. Sample results confirmed the gold anomaly discovered in section 22 by Cameco in 1996-1997 (Conway, et. al., 2006).

In September 2005, Centerra (US) Inc. ("Centerra") entered into a Letter of Intent with Luna for an exploration agreement on the LS property which was followed with a formal Exploration Agreement with Option for Joint Venture in February 2006. One hundred fourteen new LS claims were staked in late 2005 and a Notice of Intent for construction of 12 drill sites and access roads was filed with the BLM and approved in early 2006. Geologic mapping (1:6000 scale) commenced in 2005 and continued into 2006. A grid soil survey (60 m stations by 120 m lines), consisting of 1744 samples, was completed, and 219 rock geochemical samples were collected.

In late December 2005, MWH Geo-Surveys completed a 368 station gravity survey on a 120 m by 600 m grid and the data combined with the earlier 1999 Cameco survey (Conway, et. al., 2006). The objective of the survey was to map the boundary between Tertiary volcanics and Paleozoic rocks along the west side of the Horse Mtn. "window", where lower plate rocks are exposed. Figure 6 shows the complete Bouguer gravity anomaly (CBA) at a density of 2.50 g/cc. Low density volcanic rocks produce a gravity low when juxtaposed against the higher density Paleozoic sediments to the north (Wright, 2009). The contact is fault controlled by the west-northwest oriented Caetano Break, which exhibits predominantly normal movement down to the south. The fault is complex with bifurcations and bends noted. Cutting the Caetano Fault, and

offsetting the contact are several north-south to northeast oriented cross structures. Figure 7 provides a three dimensional view of the gravity overlain by topography.


CROSS STRUCTURES
CAETANO FAULT
0
0.75
1.5
kilometers
-113
-115
-117
-119
-121
-123
-125
-127
-129
-131

Figure 6: CBA Gravity (mgals) over topography. The Caetano Break (faults) are indicated Wright, 2009).


mgals
500000
501000
502000

Figure 7. Three dimensional Bouguer gravity over topography (Wright, 2009).

Centerra's 2006 program focused on detailed geologic mapping and rock sampling within a northwest-trending gold soil anomaly identified in 2005. An additional 286 rock and 235 soil samples were collected in 2006. Sampling led to the discovery of a northwest trending gold anomaly 6.5 kilometers long hosted within upper plate Paleozoic rocks along the Caetano Break (Figure 9). Anomalous gold (soil) values range from 20 to 1,200 ppb (Figure 9). Subtle north-northwest zones of elevated gold cut the main trend. Gold rock values confirm bedrock sources and returned values to 1.19 ppm and 3.29 ppm (Figure 8). Elevated mercury and arsenic show strong correlation with gold (Figures 10 & 11).

Locations of Centerra drill holes completed on the Redrock Property (LS claims) during 2006 and 2007 drill programs are indicated in Figure 2 and summarized in Tables 2 and 3. In 2006, drill hole RRC06-06 (Figure 12) was collared on a northeast fault east of the gold anomaly on the east side of the Redrock Property. Lower plate Roberts Mountains Formation calc-siltstone, 176 m in thickness was intersected at a depth of 439 m. Moderately strong antimony (9 to 52 ppm) was present throughout the lower 58 m of decalcified Roberts Mountains Formation from 576 to 634 m, interpreted by Centerra geologists to be the distal geochemical expression of a Carlin-type gold system. The pre-collar hole RRC06-08 (Figure 13) in the southwestern part of the claim block was located to test Caetano Break faults within the gold anomaly. Gold values to 232 ppb occurring with faults in the upper part of the hole were intercepted in upper plate stratigraphy.


CENTERRA(US) INC. 2006 ROCK GOLD
MR_DB_March_2007_UTM by Au_ppb
Challenger Deep
Capital Corp.
Figure 8. Centerra rock gold geochemical values through 2006 (after Conway, 2007).


SOIL SAMPLES
2043 REDROCK SOIL SAMPLES
Au Reported in PPB
1,200
50
20
10
5
Soil Sample Point
Challenger Deep Capital Corp.

Figure 9. Centerra soil gold geochemical values through 2006 (after Conway, 2007).


2043 REDROCK SOIL SAMPLES
Hg Reported in PPB
3,780
1,000
500
100
50
Challenger Deep
Capital Corp.
Figure 10: Centerra soil mercury geochemical values through 2006 (after Conway, 2007).


2043 REDROCK SOIL SAMPLES
As Reported in PPM
325
50
35
20
10
Soil Sample Point
Challenger Deep Capital Corp.

Figure 11: Centerra soil arsenic geochemical values through 2006 (after Conway, 2007).

Hole	UTM (m) E	UTM (m) N	Elev (m)	Elev (ft)	Azim	Incl	RC(ft)	Core(ft)	TD (ft)	TD(m)
RRC06-06[1,2]	499,907	4,458,331	1797	5896	--	-90	1940	925	2865	863.3
RRC06-08[1]	496,868	4,460,249	1645	5397	--	-90	1300	--	1300	396.2
Total (ft)							3240	925	4165	
Total (m)							987.6	281.9	1269.5	

Table 2. Summary of 2006 Centerra drill holes (Conway, 2007). 1. Pre-collar RCD, 2. Core Tail

Hole	UTM E	UTM N	Elev. M	Elev. Ft	Azi.	Inc.	RC (ft)	Core (ft)	TD (ft)	TD (m)
RRC06-08[2]	496,868	4,460,249	1649	5410	---	-90□	1300	1633.5	2933.5	894.1
RRC07-10[1,2]	500,344	4,459,320	1872	6140	---	-90□	2100*	766	2766	843.1
Totals							3,400*	2399.5		

Table 3. Summary of 2007 Centerra drill holes (Conway, 2007). 1. Pre-collar RCD, 2. Core Tail.

In 2007, drill hole RRC07-08C (Figure 13) was continued as a core tail from a 2006 pre-collar (RRC06-08) located in the southwest part of the property. At a T.D. of 894.1 m, the hole did not reach lower plate stratigraphy but multiple narrow zones up to 0.312 ppm Au were intercepted in structures (Figure 9). Drill hole RRC07-10C (Figure 12), collared on the eastern edge of the property, intercepted 0.514 ppm Au within an interval averaging 0.298 ppm over 12.2 m from at 426.7 to 438.9 m (12.2 m from 427 to 439 m). The mineralization was associated with collapse brecciation, variable to intermittent moderate to strong decalcification, and silicification (+/- pyrite). Roberts Mountains Formation calc-siltstone was intersected at 445 m. Spotty low level gold value to 141 ppb was intercepted in the lower plate Robert Mountain Formation from 653 to 714 m.



Looking S66E
D
D'
RRC07-10C
RRC06-06C
6000
5000
4000
3000
2000
D/Ou
D/Ou
Tct
D/Ou
Roberts Mtns Thrust
DSrm
DSrm
DSl
DSl
Ohd
Ohd
Ohd
TD 3058
TD 2863
Elev ft
EXPLANATION
Tct
Caetano Fm -tuff
D/Ou
Dev/Ord Undivided Unit
DSl
Devon/Silur limestone
DSrm
Roberts Mtns Fm
DSl
RM Fm limestone
Ohd
Hanson Cr Fm dolostone
Greenstone
Fault, Dike
Jasperoid
Other Alteration
Hydrothermal fluids
Centerra (U.S.) Inc.

Figure12. Cross section through drill hole RRC06-06C and RRC07-10C (Conway, 2007).



B
RRC07-08C
B'
Qal
Ds
DSe
Tct
DSe
Ds
Conf
Anom Au,Hg
D/Ou
DSe
O/Du
D/Ocgl
TD 2915'
DSrm ?
D/Ou
D/Ocgl
DSrm ?
1000 ft, 305m
5000
4000
3000
Feet
2000
1000
Qal
Alluvium
Tct
Caetano Tuff
Ds
Slaven Chert
DSe
Elder Sandstone
D/Ou
Dev/Ord Undivided Unit
D/Ocgl
Dev/Ord Conglomerate
DSrm/
Ol ?
Roberts Mtns Fm
& Ord. Limestone
EXPLANATION
Greenstone &
Intermediate
dikes
Thrust Fault
High Angle Fault

Figure 13. Cross section showing drill hole RRC07-08C (Conway, 2007).

The 2006-2007 drill holes completed by Centerra were collared to test structural targets based on geologic mapping and geophysical interpretations but with the prime objective of reaching the lower plate of the Roberts Mountain thrust. Testing surface geochemical anomalies, including gold were secondary objectives or ignored. Drill holes RRC06-06C, and RRC07-10C were targeted on northeast trending faults in the eastern part of the Property. They were located with the belief that lower plate Roberts Mountain Formation rocks could be found at a relatively shallow depth, based on the Horse Mountain "window", which lies 1.5 kilometers east of the claim block. Centerra drill holes from 2006 and 2007 are summarized in the Long Section (Figure 14) below and excerpted results appear as Appendix 4.

In 2007 fifty-three additional LS claims were located along the southwest part of the claim block, and detailed geologic mapping (1:2400 scale), in select target areas in the northwest, central, and southeast parts of the property, was completed. Mapping focused on tracing marker beds and establishing the location and nature of contacts between units. An additional 96 rock samples and 18 fossil samples were collected and age dates were obtained, although results did not allow for definitive formational assignations.

Centerra expended a total of US$1.52 million on the Redrock Property (including exploration conducted on the RRC claims - not part of the Redrock Property) between 2005 and 2007 (Conway, 2007).



Long Section Through Holes RRC06-6C, 7C, 8C & 9 Looking N45E
C
C'
RRC07-08C
RRC07-09
RRC06-07C
RRC06-06C
Anom. Hg ± Au
Anom. Hg ± Au & As
Roberts Mtns Thrust
EXPLANATION
Tct
Caetano Fm -tuff
Ti
Felsite dikes
Ds
Slaven Chert
DSe
Elder Formation
D/Ou
Dev-Ord Undivided Unit
D/Ocgl
Dev-Ord conglomerate
DSrm
Roberts Mtns Fm
DSl
RM Fm limestone
Ohd
Hanson Cr Fm dolostone
Greenstone
Fault, Dike
Jasperoid
Other Alteration
Hydrothermal fluids
2000 ft, 610 m

Figure 14. Centerra Long Section along 2006 and 2007 drill holes (Conway, 2007). Note RRC07-07, and RRC07-09 were not collared on the LS claims comprising the Redrock Property (Conway, 2007).

7.2 NBM Property

Early activity in the North Battle Mountain District was focused on silver-rich base metal mineralization discovered in 1906 at the Snowstorm Mine, located at the south end of the Sheep Creek Range about 13 kilometers south-southeast of the NBM Property. Intermittent mining and exploration at the Snowstorm Mine resulted in a little more than 1,500 tons of ore produced in 1910 and 1927-28 from underground workings and a series of open cuts and pits. The ore contained an average grade of 35 oz. silver per ton, 12% lead, and 0.04 oz. gold per ton (Stewart, et. al., 1977).

Barite exploration in the 1970's resulted in numerous trenches and prospect pits found scattered along the west side of the Sheep Creek Range. Barite occurs as interbedded chemical precipitates within chert beds; however, most occurrences in the North Battle Mountain District are too low grade to be mined economically (Stewart, et. al., 1977).

The history of gold exploration along the west flank of the Sheep Creek Range has been summarized by Leger (2009).

1968: Gott and Zablocki (1968) published their work on a geochemical and geophysical investigation by the U.S. Geological Survey Heavy Metals Program which was conducted along the western flank of the Sheep Creek Range. Gott and Zablocki's (1968) study revealed that at various localities along the range-front, especially in section 22, T34N, R45E, elevated precious and base metals (Zn, As, Hg, Ag, Cu, Pb with lesser amounts of Au, Mo, and Sb) are associated with FeOx development on faults, fractures, and quartz veins in pre-Tertiary upper plate rocks.

1970s: Barite exploration was conducted by various companies.

1990-1997: The region was the focus of several gold exploration programs. Companies known to have been active during the last decade include: Battle Mountain Gold Company, ("Battle Mountain Gold") Placer Dome Corp. ("Placer Dome"), Teck Resources Inc. ("Teck"), Goldfields Mining Corp. ("Goldfields"), Touchstone Resources, Inc. ("Touchstone"), Phelps Dodge Corp. ("Phelps Dodge"), Cambior, Inc. ("Cambior"), and Cameco (US) Inc. ("Cameco"). The primary exploration focus was the pre-Tertiary sedimentary rocks, which crop out along the western range-front. However, most of the known drilling was concentrated in the Snowstorm Mine area, leaving a large tract of prospective ground available for evaluation.

Cambior. contracted an aeromagnetic survey along the western side of the Sheep Creek Range and subsequently completed 4-5 shallow reverse circulation holes on their claims. According to Leger (2009), one hole was collared near the southwest corner of section 22.

1998-99: Cameco discovered elevated metal concentrations and extensive hydrothermal alteration on the NBM Property and subsequently located 36 claims. Rock geochemical sampling (82) and soil samples (340) were collected for Cheleach and Enzyme leach studies.

2004: The NBAM claims, located by Leger (2003, 2006, & 2007), were subsequently leased to Luna Gold Corp. Luna Gold's activities consisted of limited geologic mapping, rock geochemical and soil sampling before terminating their agreement.

2006: Rock samples were collected by Arthur Leger and submitted for geochemical analyses.

2007: Gold Run Inc. and Rae-Wallace Mining Company visited the property and collected rock samples for geochemical analyses. Rae Wallace leased the property and conducted a limited geologic and rock sampling program. Rae Wallace dropped the lease before performing any work.

2008: Rock geochemical sampling was completed by Arthur Leger and Gold Reef International Inc. who intended to lease the NBM Property. Due to financial difficulties, Gold Reef elected not to continue with negotiations (Leger, 2009).

2008: Arthur Leger mapped the property at a scale of 1:6000 and collected 117 rock geochemical samples.

All rock and soil geochemical samples were analyzed for gold and multi-elements. Rock geochemical sampling indicates elevated metals focused in the central portion of section 22, primarily along northeast, east-west and northwest-trending faults (Figures 15 through 21). Gold values vary from 10 to 407 ppb Au; arsenic values range from 100 to 1910 ppm As; antimony from 50 to 534 ppm Sb; and mercury from 1 to 69 ppm Hg. The highest gold value (407 ppb Au - #4620) was obtained from a sample of silica-flooded, micro-quartz veined, jasperoid containing abundant limonitic staining. Other rock sampling indicated copper values from 200 to 2110 ppm; molybdenum from 10 to 520 ppm; zinc from 100 to 4730 ppm; lead from 100 to 1445 ppm; bismuth from 100 to 300 ppm; and tungsten from 90 to 360 ppm. Soil samples collected by Luna Gold Inc. indicated gold values from <5 to 31 ppb, arsenic from 4 to 92 ppm, antimony from <2 to 103 ppm, mercury from 10 to 880 ppb and silver from <0.2 to 0.6 ppm (Leger, 2009).

In 2008, Gold Reef International Inc. contracted Big Sky Geophysics (Bozeman, Montana) to conduct a gravity and magnetic survey along the entire west side of the Sheep Creek Range. Permission was given to conduct the survey over the NBM Property. An agreement was made between Arthur Leger and Gold Reef International Inc. that NBM geophysical information would be passed to Leger. In his report on the section 22 geophysical program, Jorgensen – Big Sky Geophysics (2009) noted that magnetic and gravity data complement each other well (e.g. strong magnetic highs correlate with gravity lows). Jorgensen noted that gravity data is consistent with geology as mapped by Arthur Leger (Figure 32). Jorgensen interpreted the strong gravity high, located in the east-central part of section 22, as either a mafic intrusive at depth or a horst. Jorgensen (2009) recommended four target areas (I, II, III, & IV) for more detailed work (Figure 22). These areas contain gravity lows that cut across gravity highs and may represent mineralization at depth. He suggested conducting a more detailed gravity survey to better define alteration, structure and estimated depth to the top of the gravity high.


Gold Geochemistry
Structures
RANGE
4921
4899
5000
5858
6402
5800
6100
6400
5300
6000
Challenger Deep Capital Corp.
NORTH BATTLE MOUNTAIN PROJECT
GOLD GEOCHEMISTRY
COMPOSITE MAP
feet
Figure 15. Composite Au rock, soil, and Cheleach sampling indicating very strong structural control and leakage along west-northwest and east-west structures at NBM (Leger, 2009).


Arsenic Geochemistry
Structures
Challenger Deep Capital Corp.
NORTH BATTLE MOUNTAIN PROJECT
ARSENIC GEOCHEMISTRY
COMPOSITE MAP
RANGE
4921
4899
5000
5000
5858
6100
6402
5800
5300
6000
6400
600
1,200
feet
N
Figure 16. NBM composite As rock, soil, and Cheleach sampling (Leger, 2009).


Mercury Geochemistry
Structures
High-Angle Fault, mapped
High-Angle Fault, inferred
Quartz Vein, mapped
Challenger Deep Capital Corp.
NORTH BATTLE MOUNTAIN PROJECT
Lander County, Nevada
MERCURY GEOCHEMISTRY
COMPOSITE MAP
R A N G E
6402
5858
4921
4893
0
600
1,200
feet
N
Figure 17. NBM composite Hg rock, soil, and Cheleach sampling (Leger, 2009).



Copper Geochemistry
Structures
Challenger Deep Capital Corp.
NORTH BATTLE MOUNTAIN PROJECT
COPPER GEOCHEMISTRY
COMPOSITE MAP
RANGE
4921
4899
5858
6402
6100
6400
5800
5300
5000
6000
0
600
1,200
feet
N

Figure 18. NBM composite Cu rock, soil, and Cheleach sampling (Leger, 2009).


Molybdenum Geochemisty
Structures
High-Angle Fault, mapped
High-Angle Fault, inferred
Challenger Deep Capital Corp.
NORTH BATTLE MOUNTAIN PROJECT
Lander County, Nevada
MOLYBDENUM GEOCHEMISTRY
COMPOSITE MAP
R A N G E
4921
4899
5000
6402
5800
6000
0 600 1,200
feet
N

Figure 19. NBM composite Mo rock, soil, and Cheleach sampling (Leger, 2009).


Lead Geochemistry
Soil 20-138 ppm Pb
Rock 100-199 ppm Pb
Structures
High-Angle Fault, mapped
High-Angle Fault, inferred
Rhyolite quartz-eye porphyry dike, mapped
Quartz Vein, mapped
RANGE
K
4921
4899
5000
5858
5261
6402
6100
6000
5800
5300
22
N
0
600
1,200
feet
Challenger Deep Capital Corp.
NORTH BATTLE MOUNTAIN PROJECT
LEAD GEOCHEMISTRY
COMPOSITE MAP

Figure 20. NBM composite Pb rock, soil, and Cheleach sampling (Leger, 2009).


Zinc Geochemisty
Structures
Challenger Deep
Capital Corp.
NORTH BATTLE MOUNTAIN PROJECT
ZINC GEOCHEMISTRY
COMPOSITE MAP
R A N G E
K
6402
5858
4921
4899
5000
5100
5300
6000
6400
0
600
1,200
feet
N

Figure 21. Composite Zn rock, soil, and Cheleach sampling (Leger, 2009).


EXPLANATION
III
IV
II
I
Arthur Leger

Figure 22. Jorgensen (2009) gravity interpretation of Arthur Leger mapped geology, and geochemical interpretations (Figures 15-21). Numerals I through IV are all relative gravity lows that cut across the main gravity high. Gravity lows II and III were believed to represent vuggy or quartz veined systems at depth.

8.0 GEOLOGIC SETTING – NORTH-CENTRAL NEVADA

8.1 Regional Stratigraphy and Structure

8.1.1 Redrock (LS Claims)

8.1.1.1 Stratigraphy

The Redrock Property lies within the Great Basin region of the Basin and Range physiographic province, a region characterized by a series of generally north-trending mountain ranges separated by alluvial valleys.

The Shoshone Range, in the Redrock Property area, is underlain by siliceous and volcanic assemblage rocks of Ordovician to Devonian age that occur in a complex array of thrust slices in the upper plate Roberts Mountains thrust (Figure 23, Stewart, et. al., 1977). In places, Devonian to Silurian shallow-water carbonate rocks surround Ordovician to Mississippian deep-water clastic rocks. A block of carbonate rocks forms the Horse Mountain "window", an uplifted erosional block through the Roberts Mountains Thrust fault. The thrust separates deep-water clasitc rocks lying in the upper-plate of the thrust from autochthonous carbonate rocks lying within the lower-plate "window".

8.1.1.2 Structure

The Property lies along the northern structural boundary of a major, west-northwest-trending volcano-tectonic trough that terminates to the east at the Cortez Caldera (Stewart, et. al., 1977; Burke, McKee, 1979). Recently the trough and Cortez caldera have been reinterpreted as a single caldera termed the Caetano caldera (Figure 27) (John, et. al. 2008, Colgan, et. al., 2008). The principal volcanic unit in the caldera is the 34 Ma Caetano Tuff (Moore, O'Sullivan, 2005). Transecting the Redrock Property, the northern structural boundary of the Caldera is termed the Caetano Break.

8.2.1 NBM (NBAM Claims)

8.2.1.1 Stratigraphy

During early to middle Paleozoic time, Nevada lay along the western margin of the North American continent. Eastern Nevada was located on a broad continental shelf upon which a thick sequence of shallow-water carbonate rocks was deposited. In western Nevada, siliceous rocks (chert, shale and siltstone) were deposited in a deep ocean basin.

Recent work by Ketner (2008) has significantly revised the stratigraphic and tectonic concepts for the middle and upper Paleozoic Formations cropping out in north-central Nevada (Figure 24). Ketner (2008) studied the Inskip, the Havallah sequence, the Upper Devonian to Mississippian Harmony Formation, the Sonoma orogeny, and the Golconda thrust. According to Ketner (2008) new, and newly interpreted data appears to indicate that middle to upper Paleozoic strata, including the Inskip, Harmony, and Havallah, form an interrelated assemblage that was deposited in a single basin on an autochthonous sequence of Cambrian, Ordovician, and lowest Silurian strata of an outer miogeosyncline. Sediments composing the Upper Devonian to Permian sequence were deposited in the basin from both sides - sands, gravel, limestone olistoliths, and other detrital components entered from the west, and quartz, quartzite, chert, and other clasts from the east. Ketner (2008) suggested that tectonic activity was expressed as: (1) Devonian uplift and erosion of part of the outer miogeosyncline; (2) Late Devonian depression of the same area, forming a trough, probably fault-bounded, in which the Inskip, Harmony, and Havallah were deposited; (3) production of intraformational and extrabasinal conglomerates derived from the basinal rocks; and (4) folding or tilting of the east side of the depositional basin in the Pennsylvanian. The middle to upper Paleozoic deposits were compressed in the Jurassic, causing east-verging thrust in the eastern part of the deposition basin (Golconda thrust) and west-verging thrust and folds in the western part. He


NORTH
BATTLE
MOUNTAIN
PROPERTY
RED ROCK
PROPERTY
Rock Units
Qa Alluvial deposits
Qls Landslide deposits
QToa Older alluvial deposits
QTb Basalt flows
Tri Rhyolitic intrusions
Tbr Breccia
Ts3 Tuffaceous sedimentary rocks
Tr3 Ryolitic flows and shallow intrusions
Tba Andesite and basalt flows
Tt2 Silicic ash-flow tuff
Ta2 Andesite and related rocks
Ta1 Andesite and related rocks
Ts1 Sedimentary rocks
Tgr Granitic rocks
TJgr Granitic rocks
Kgr Granitic rocks
JTls Star Peak Grp: Shale, mudstone, siltstone
Tc Star Peak Group: Limestone
PMh Havallah Seq: Chert, shale, sandstone
PPA Antler Seq: Conglomerate, limestone
Osv Valmy Formation: Chert, shale
Ch Harmony Formation: Sandstone
Csc Scott Canyon Fm: Chert, shale, greenstone
Dsl Slaven Chert: Chert, sandstone
Se Elder Formation: Sandstone
Ct Preble? Formation: Shale, Limestone
St Roberts Mountains Fm: Silty limestone
High-angle fault – Dashed where inferred or uncertain; dotted where concealed. Ball and bar on downthrown side
Low-angle fault – Dashed where inferred or uncertain; dotted where concealed. Sawteeth on upper plate
Challenger Deep
Capital Corp.

Figure 23. Regional geologic map showing the location (red stars) of the Redrock Property and North Battle Mountain Property (after, Stewart, Carlson, 1978).


OVERLAP ASSEMBLAGE
[Siliceous and Volcanic Province]
[Conglomerate and Carbonate Province (Autochthonous)]
JURASSIC
Golconda Thrust
PERMIAN
PENNSYLVANIAN
MISSISSIPPIAN
UPPER DEVONIAN
GOLCONDA ALLOCHTHON
Havallah sequence of Silberling and Roberts (1962)
Harmony Fm
Edna Mtn. Formation
Antler Peak Limestone
Battle Fm. - Highway Ls.
Antler Sequence of Roberts (1964)
DISCONFORMITY
Roberts Mtns. Thrust
Siliceous and Volcanic (Western Assemblage)
DEVONIAN
SILURIAN
ORDOVICIAN
CAMBRIAN
PRECAMBRIAN
Slaven Chert
Elder Sandstone
Valmy/Vinini Formations
Comus Fm.
Shwin Fm.
Roberts Mtns. allochthon
Osgood Mtns. and Edna Mountain
Transitional Assemblage (Parautochonous)
Vinini Fm.
Comus Fm.
Preble Fm.
Osgood Mountains Quartzite
Carbonate (Eastern) Assemblage
Pilot Shale
Wenban Limestone
Roberts Mtns. Formation
Hanson Creek Formation
Eureka Quartzite
Pogonip Group
Hamburg Dolomite
Prospect Mountains Quartzite
Parautochthonous and autochthonous rocks of the miogeocline

Figure 24. Structural relationship of the Paleozoic rocks of north-central Nevada. The hatched area represents a period of non-deposition. The Harmony Formation was formerly believed to be Cambrian-Ordovician but reinterpretation by Ketner (2008) suggests a Upper Devonian age. (Leger, 2009 modified from Madrid, 1987, and Ketner, 2008).

suggested downgrading the Sonoma orogeny to a relatively minor tectonic even and assigned the age of the Golconda thrust to the Jurassic rather than Late Devonian or Early Triassic.

Ketner (2008) proposed that the concept of a far-traveled allochthon that was subducted from an ocean or back-arc basin is incompatible with modern observations and concepts. He suggested that recent data indicates the depositional basin of the Havallah and correlatives was bounded on the east by a high-angle fault and that the contrasting deep and shallow depositional environments (Antler sequence) were therefore originally close together.

8.2.1.2 Structure

In north-central and eastern Nevada, folding and low angle faulting associated with orogenic compression was followed by high angle reverse and strike slip faulting. Wrench faults and other high angle structures formed first-order structural controls to gold deposits in north-central Nevada. In the Tertiary, igneous activity commenced at 43 Ma and continued to 34 Ma (Eocene) when andesites to rhyolite volcanic and granitic intrusive rocks were emplaced (Ressel, et. al., 2000, and Figure 23). Ash and ash-flow tuffs of rhyolitic to quartz latite composition occurred from 34 to 17 Ma (Oligocene to early Miocene). Between 17 and 6 Ma (late Oligocence through Miocene) the character of volcanism in central and eastern Nevada was altered again. Basaltic andesite volcanism, dike emplacement and related gold mineralization occurred along the Northern Nevada Rift and parallel faults between 17 and 15 Ma (Ponce, Glen, 2002). In northernmost Nevada rhyolitic volcanics including siliceous ash-flow tuffs and lava were deposited between 14 and 6 Ma.

The Battle Mountain-Eureka (BME) fault zone/Northern Nevada Rift (Figures 26 & 27) could have been the eastern bounding feature for the Antler depositional basin. Regional geophysical data indicates that the Northern Nevada Rift structure, where the NBM is situated, is a northward extension of the Battle Mountain Eureka trend. The Northern Nevada Rift structure was an important control for the distribution of mid-Miocene volcanic rocks and epithermal gold deposits in north-central Nevada (Wallace, 1998).

Granodiorite to quartz monzonite plutons and dikes developed during the Late Jurassic, Late Cretaceous and Early Tertiary. The younger plutons/dikes are more granitic to quartz monzonitic than the older more mafic Jurassic and Cretaceous intrusives and are associated with greater amounts of metals including copper, molybdenum, gold, and silver (Leger, 2009).

Basin and range development began in the Miocene and the resulting north-northeast trending intermontane basins were filled with Miocene to Quaternary sediments. On the east side of the NBM claim block, Paleozoic sedimentary rocks are overlain by 17-to-6 Ma basalt to basaltic andesite lava flows. The 17 Ma age marks the start of widespread eruption of mafic lavas (mostly basalt) and bimodal assemblages of rhyolite and basalt in the region around the NBM Property (Leger, 2009).



Gravity, in mGal
34
30
26
22
18
14
10
6
2
-2
-6
-10
-14
-18
-22
42°
41°
40°
39°
38°30'
120°
118°
116°
114°
F1
F2
F3
NNRC
NNRW
NNRE
M
W
NBM
BM
R
LL
CAR
Wells
Elko
Reno
CC
NV
CA
Eureka
Ely
BME
0 50 100 150 200 250 KM

Figure 25. Basement gravity map of north-central Nevada with the gravity effect of Cenozoic basins removed from isostatic gravity anomalies. Labels are NBM (NBM Property), Redrock Property (R), Northern Nevada Rift East (NNRE), Northern Nevada Rift West (NNRW), Northern Nevada Rift Central (NNRC), less prominent features (F1-F3), Battle Mountain (BM), Battle Mountain Eureka trend (BME), Carlin trend (CAR), Lovelock (L), Winemucca (W), Carson City (CC) (after Ponce, Glen, 2002).



Magnetics, in nT
800
700
600
500
400
300
200
100
0
-100
-200
-300
-400
-500
-600
42°
41°
40°
39°
38°30'
120°
118°
116°
114°
0 50 100 150 200 250 KM
Wells
Elko
Eureka
Ely
Reno
WLT
NBM
BM
W
R
LL
Area of Proximity Analysis
NNRW
BME
F2
F3

Figure 26. Aeromagnetic map of northern Nevada with the large scale features identified. Walker Lane terrane (WLT), northeast boundary of WLT is *black rectangle* – Area of Proximity Analysis. Deposits: *triangle* - epithermal older than mid-Miocene, *circle* – mid-Miocene, *square* – epithermal younger than mid-Miocene, *diamond* – epithermal - uncertain age spans mid-Miocene, red – epithermal deposits used in proximity analysis. All other symbols and labels as in Figure 25 (after Ponce, Glen, 2002).

8.2 Property Geology

8.2.1 Redrock (LS Claims)

8.2.1.1 Summary

The Redrock Property is located at the northwest flank of the Shoshone Range. Just south of the Redrock Property boundary, Tertiary volcanic and sedimentary rocks including the oldest and most widespread unit, the Oligocene Caetano Tuff outcrops in extensive belt 16-20 kilometers wide (Figure 27). North of this belt most of the northern Shoshone Range is underlain by a siliceous and volcanic assemblage of Ordovician, Silurian, and Devonian rocks that occur in complex and highly contorted slices comprising the upper plate of the Roberts Mountain thrust. Lower plate carbonate and transitional assemblages are exposed in the Horse Mountain, Mill Creek, Goat, and Gold Acres "windows". Pre-Tertiary rocks are intruded in places by Tertiary granitic rocks and about 17 kilometers north of the Property are overlain by Tertiary tuffaceous sediments and late Miocene basaltic andesite. North-northeast to northeast striking normal faults some of which cut Quaternary alluvium, have tilted the north half of the Shoshone Range to the east. (Stewart, et. al., 1977).

Work programs conducted by Centerra geologists (Conway, et. al., 2006, Conway, 2007, Conway 2007) including sampling, mapping and drill programs have, by far, provided the most detailed data regarding the Property geology (Figure 28).

Within the Property boundary rock units comprising the lower plate of the Roberts Mountain thrust (the Roberts Mountain Autochthon) include the Hansen Creek Dolomite (medium to thick bedded coarse grained dolomite) and Roberts Mountain Formation (silty carbonaceous limestone, often dolomitic, carbonaceous, calcareous siltstone and thin-medium bedded silty limestone with black silty lenses and basal interbedded chert) have been intercepted in Centerra drill holes (RRC06-6C and RRC07-10C) at depths of approximately 440 m beneath the surface (Conway, 2007). These lower plate units crop out in the Horse Mountain "window", 1.5 kilometers east of the east boundary of the property. The Horse Mountain "window" was interpreted by Gilluly and Gates (1965) to be a large thrust slice of lower plate rocks within the upper plate rather than an erosional "window".

Rock units in the upper plate of the Roberts Mountains thrust fault (the Roberts Mountains allochthon) outcrop over most of the Redrock Property. These units include an undivided Devonian-Ordovician sequence (as mapped by Centerra geologists) which incorporates part of the Ordovician Valmy Formation, the Devonian-Silurian Elder Sandstone, and the Devonian Slaven Chert, and an unassigned Paleozoic siltstone-chert unit (Figure 28). Lithologies are mainly siliciclastic, including quartzite, sandstone, siltstone, and chert, with some greenstone and minor limestone (Conway, 2007).

Geologic mapping completed by Centerra indicated that Paleozoic sedimentary rocks strike northeast and dip moderately to steeply northwest. The main upper plate units are separated by thrust faults which are broadly folded and each of these thrust plates are characterized by unique folding and internal structural styles. Conway, 2007, suggests that, in general, the stacked thrusts form a broad syncline which is cored by the Slaven Chert and flanked by the Elder and undivided units to the east and the west.

Geologic map units, delineated by Centerra geologists, are described below (from oldest to youngest). Although Centerra geologists attempted to resolve stratigraphic units by age dating, the formational nomenclature remains uncertain, and rocks units have been grouped into discrete mappable sequences based on lithologic breaks (Conway, et. al. 2006, Conway 2007).


Redline
Battle Mountain
Battle Mountain
I-80
Copper Basin
Mule Cyn
Copper Cyn/
Phoenix
Horse Mtn
Redrock
Cyn
FISH CREEK
MOUNTAINS
CALDERA
CAETANO
CALDERA
NORTHERN
NEVADA
RIFT
Golconda
Canyon
Fish
Creek
Mountains
Pipeline-
Gold Acres
Horse Cyn
Cortez
Buckhorn
Toiyabe
Extent of study area
Cortez
Hills
Surficial deposits
Miocene volcanic rocks
Miocene sedimentary rocks
Pre-Miocene volcanic and sedimentary rocks
Pre-Cenozoic rocks
0 5 kilometers 20
N
40° 30'
40° 15'
40° 00'
117° 45'
117° 30'
117° 15'
117° 00'
116° 45'
116° 30'
116° 15'

Figure 27. Regional geologic map of the Tertiary volcanic units and location of the Redrock Property along the north flank of the Caetano caldera (denoted) study area (after John, et. al., 2008).


GEOLOGIC EXPLANATION

Figure 28. Geologic map of the Redrock Property (Conway, 2007).

8.2.1.2 Stratigraphy

Unassigned Paleozoic Sedimentary Unit

Rocks of this unit (map unit Pzs) represent the lower most tectono-stratigraphic sequence below the Devonian-Ordovician Undivided unit (below) including a strongly sheared sequence of carbonaceous siltstone with minor chert found in a "window" just outside the southeast corner of the claim boundary below the Devonian-Ordovician Undivided Unit (below). Remobilized carbon occurs in pods along some horizons which are often chaotically deformed. The sequence is cut by a persistent thrust fault which strikes 240° and dips 36° northwest.

Devonian-Ordovician - Undivided Unit (including the Valmy Formation)

The oldest unit mapped on the Redrock Property are Devonian-Ordovician rocks (undivided - unit DOu) comprised of siliciclastic sedimentary rocks and variable greenstone units. The unit includes a sequence of interbedded and structurally interleaved chert, argillite, and limestone, siltstone to sandy calc-siltstone, greenstone including andesitic basalt, clastic debris flows, small diorite sills, and dikes, and volcanic wackes. Fossils provided two age dates: Middle Ordovician-Upper Silurian and Devonian. Fossil dates and geologic mapping indicate the unit is most likely an imbricate sequence within the Valmy Formation.

In the eastern part of the map area, the (DOu) unit includes diagnostic, discrete but discontinuous greenstone rocks. The rocks strike northeast and dip moderately to steeply northwest, but in section 14 and the northern part of section 23, the rocks generally strike east-northeast with gentle north dips. In section 26 the rocks dip southwest forming an anticline flanked on the west by the Elder Formation (below). Interformational and contact breccias (with jasperoid at the western end of the claim block) are interpreted by Centerra geologists (Conway, 2007) to be minor imbricate thrust faults. The DOu unit crops out in the western map area as a "window" through a thin veneer of Tertiary volcanic rocks. Centerra mapped a northwest-striking fault which crosscuts the thrust.

Silurian - Elder Sandstone

A thick sequence of sandstone, quartzite, and siltstone with lesser chert and minor limestone crops out in the central and northwest parts of the Property and structurally overlies the DOu unit. Age dating confirmed the sequence as the Silurian to Early Devonian Elder Sandstone. The Elder Sandstone occurs as a widespread northeast-trending band in sections 15, 21, and 22 that is interpreted as the southeast limb of a broad syncline. Bedding planes are highly contorted and the contacts with the overlying Slaven Chert and underlying ODu unit (Valmy) are thrust faults.

As mapped by Centerra geologists, the Elder Sandstone has been broken down into generally conformable sub-units including (from oldest to youngest) quartzite and associated sandstone (DSeq), sandstone (DSess), and siltstone and silty sandstone (map unit DSesl), which are the most wide-spread exposures of the Elder Sandstone.

Devonian - Slaven Chert

The Devonian Slaven Chert (map unit Ds) crops out in sections 8, 9, and 16, coring a property-scale syncline. Slaven Chert beds are substantially deformed and characterized by crumpled beds, breccia zones, and fractured areas with strong quartz veining (Figure 29). The contact of the Slaven Chert with the Elder Sandstone has been interpreted by Centerra geologists as a thrust fault. The Slaven Chert consists of a sequence of thin black, medium to dark grey, or dark brown to red-brown chert beds with intercalated shaley partings. Outcrops are not common and the unit is mostly exposed along small active washes and occasional ridge tops.



Figure 29. Strongly silicified and limonite stained, brecciated northwest trending fault cutting Slaven Chert beds.

Tertiary - Caetano Tuff and Related Rocks

The Tertiary Caetano Tuff (Tct) is exposed along the south edge of the claim block (Figures 27, 28). Colgan et. al. (2008) and John et al. (2008) concluded that the Caetano Tuff occurs within a regional west-northwest trending caldera formed as a result of extension along north-striking normal faults. The northern boundary of the elongated caldera on the Redrock Property referred to as the Caetano Break was presumed by Centerra to be a northwest-striking normal to strike-slip fault zone that dips to the southwest based on gravity and drill data (Figure 30). Younger lacustrine deposits, upper units in the Caetano sequence (?), locally overlap the Break and the northwest-trending metal bearing zone. At the southwestern end of the claim block, gravity and aeromagnetic data indicate that a probable concealed east-west fault separates a thin outflow sequence from a much thicker section of volcanic rocks to the south, probably defining the caldera boundary (Conway 2007).

The Caetano Tuff is rhyolitic in composition, white to tan-white to light red, quartz crystal-rich welded ash flow tuff, dated at 33.8 Ma (John et al., 2008). White to tan re-worked volcanic sandstone and siltstone, and local conglomerate also occur within the Caetano section.



Figure 30. View looking west along the Caetano Break with white bleached Caetano Tuff in fault contact with Slaven Chert (light brown). At least three fault strands (denoted by small arrows) are evident.

Tertiary - Felsite Dikes

Fine grained to aphanitic felsite (rhyolitic in composition) dikes (unit Ti) are associated with the Caetano Tuff along the Caetano Break. Persistent dikes have strikes exceeding 300 m.

Tertiary - Dacite Tuff , Dacite Porphry Intrusive

A light brown, vuggy dacitic tuff (map unit Td) covers older rocks in the drainage basin in the southeast part of section 15 and comprises one of several remnants of similar rocks which occur in the district north and east of the Property.

Two small dacite porphyry dikes and plugs (unit Tdp) reportedly crop out in the northern part of the claim area. The dikes are light reddish brown in color and contain quartz and feldspar phenocrysts in an aphanitic groundmass.

8.2.1.3 Structure

Thrust Faults and Folds

Within the Redrock Property, the dominant structural event affecting pre-Tertiary rocks is the Late Devonian to Early Mississippian Antler orogeny during which allocthonous western siliceous and volcanic assemblage rocks (Valmy, Elder, and Slaven formations) were thrust eastward along the Roberts Mountain thrust over rocks of the carbonate platform autochthonous carbonate rocks (Roberts Mountain and Hanson Creek formations). Autochthonous units not exposed within the Redrock Property outcrop in the Horse Mountain "window", 1.5 kilometers to the east of the claim block. Younger compressional events occurred in the Pennsylvanian-Permian, Late Permian-Early Triassic, Jurassic, and Cretaceous? times which further deformed pre-Tertiary strata (Gilluly and Gates, 1965).

On the Redrock Property, Centerra geologists mapped distinct major litho-tectonic units each separated from the other by a thrust fault referred to as (from top to bottom) the Slaven, Elder, Devonian-Ordovician undivided, and unassigned Paleozoic thrust sheets. Brecciation along contacts and interformational folding is common within each thrust sheet. Mapped fold structures indicate east-southeast, south-southeast, and possibly south directed compression. Late, possible Mesozoic, broad large scale folds have broadly warped older thrust sheets producing synforms and antiforms with 8-10 kilometer amplitudes (Conway, 2007).

High-Angle Faults

Geologic mapping by Centerra delineated high-angle faults that post-date and offset the thrust sheets. The faults strike north-south to north-northwest, northeast, northwest, and east-west. Many of these faults show complex displacement and reactivation. The most conspicuous high-angle faults are the northwest striking Caetano Break faults which define the north margin of the Caetano caldera, along the southwest part of the Redrock Property. The Caetano Break consists of a series of sub-parallel faults, some of which are concealed under the volcanic rocks and indicated by gravity and magnetic data. The Caetano Break generally defines the contact between Paleozoic sedimentary rocks to the northeast and Tertiary volcanic rocks to the southwest. Gravity data appears to indicate that a concealed east-west fault probably forms the western continuation of the Caetano Break at the western end of the Redrock Property. Other than the Caetano Break faults, other east-west and north-south and northeast striking high angle structures are not well exposed on the property but are indicated by soil geochemical and gravity data (Figures 6, 7, 31). Close spaced parallel joint sets and brecciation denote the trace of these faults (Conway, 2007).

Recent, detailed mapping by Arthur Leger (2009) in section 21 and 16, in the southwestern part of the claim block, indicated that north-south, east-west and northwest-striking faults have been offset by younger northeast-trending faults. Based on field observations, the northeast structures appear to post-date the main mineralizing event during which the northwest-, and possibly the east-west, striking faults were the principal conduits.


LRR & RRC Properties
Soil Sample
Au Contours ppb
50 - 1200
20 - 50
10 - 20
5 - 10
<5
Shallow DH
N
1 km
1 mi
Caetano Break
Gold in Soils
Luna-RR & RRC Projects

Figure 31. Linear trends in 2006 gold soil data at the Redrock Property (Conway, 2007).

8.2.2 NBM (NBAM CLAIMS)

8.2.2.1 Summary

The NBM Property is located on the west flank of the Sheep Creek Range (Figure 23). Based on recent geologic mapping, Leger (2009) suggests that the NBM Property is dominated by part of Ketner's (2008) arkosic assemblage – Upper Devonian-Mississippian Harmony Formation. This sequence has been intruded by Tertiary felsic dikes and overlain by Tertiary/Quaternary basalt and andesitic basalt (Figure 32).

No Overlap Assemblage (Antler sequence) is exposed in the area, but based on Ketner's (2008) theory that the deep (Harmony) and shallow (Antler sequence) depositional environments were close together, the Antler sequence rocks may underlie the Harmony Formation (Leger, 2009).

8.2.2.2 Stratigraphy

Upper Devonian-Mississippian - Harmony Formation (DMh)

Rocks cropping out in section 22 consist of a section of tan, to reddish-brown, micaceous sandstone, feldspathic sandstone, silty sandstone, arkose, calcareous sandstone/siltstone, shale, quartzite and chert. It is suggested that the quartzite is silica-flooded sandstone. Bedding is often distinct in the medium-bedded sandstone and thin-bedded siltstone-chert sections. Matrix is variably calcareous, and calcite-filled fractures and vein zones are locally common in the beds that contain calcareous material. Within the mineralized portion of the property (Figures 15-21), the sandstone/siltstone section is bleached, decalcified in-part, often silica-flooded and contains abundant "bull" and stock-work quartz veining and exhibits strong iron oxide staining along fractures.


Structures
High-Angle Fault, mapped
High-Angle Fault, inferred
Rhyolite quartz-eye porphyry dike, mapped
Quartz Vein, mapped
Strike and dip of bed
Alteration
brecciation
micro quartz veins, silica flooding
quartz veining
Rock Units
Qal
Scree
QTb
Basalt
Tt
Tuff
DMhc
Chert
DMhq
Quartzite
DMhs
Sandstone, Siltstone
DMhu
Sandstone, Siltstone, Chert, Argillite
Challenger Deep Capital Corp.
NORTH BATTLE MOUNTAIN PROJECT
Lander County, Nevada
GEOLOGIC MAP
FROM LEGER, 2009
R A N G E
K
4921
4899
5000
5858
6402
6100
5800
5300
6400
6000
N
0
600
1,200
feet
Figure 32. Geologic map of the NBM Property (after Leger, 2009).

The chert section consists of thin to-medium bedded chert. The chert is typically dark gray, gray-black in color with local areas of green and red colored material. In the vicinity of UTM co-ordinates 509700E/4517250N, a section of chert crops out just beneath Tertiary age tuff. At this locality, the chert is intensely silica-flooded, contains micro-quartz/breccia veining, and exhibits limonitic staining along fractures. In addition to the above, good exposures of Harmony chert exist along a ridge crest that extends to the southwest from the above noted locality. The chert is silica-flooded, contains mico-quartz veins and has abundant iron oxide staining along fractures.

Tertiary(?) - Rhyolite Quartz-Eye Porphyry Dikes

Numerous small exposures of rhyolite quartz porphyry dikes can be found cropping out throughout the southern one-half of the property (Figure 32). Occurrences are generally limited to float with abundant "bull" quartz veining often signaling the location of dikes.

The dikes are very fine-grained; contain pyrite casts, quartz phenocrysts, argillicially altered and sericitized. Recent geologic mapping has revealed numerous localities that contain altered rhyolitic float material. Leger (2009) suggests that the mineralized dikes represent the upper part of a large, metal bearing intrusive body situated at depth near the eastern part of section 22. Gravity geophysical data seems to verify the eastern location for the intrusive body (Figure 22).

Tertiary - Intrusive Breccia (not shown on geologic map)

A small exposure of intrusive breccia is located along the eastern extension of the gold-in-rock geochemical zone. The breccia is light gray to creamy white in color and contains large fragments of siltstone, chert, and volcanic tuff (Figure 33). It exhibits argillic alteration, silica-flooding and strong iron staining. The unit is thought to be related to the intrusive event that initiated the dikes.

Tertiary - Tuff (Tt)

Volcanic tuff is found cropping out in a drainage located in the west-center of the property. The tuff is light gray in color, contains small quartz veins and weakly iron stained.

Tertiary/Quaternary - Basalt (QTb)

The massive cliffs that form the eastern boundary of the NBM Property are composed of fine-grained, vesicular, in-part, gray to greenish basalt and basaltic andesite. In places, the color of the basalt/basaltic andesite has been altered to a brick red. Due to block faulting, basalt also crops out on the western edge of the NBM Property.

8.2.2.3 Structure

Section 22 lies along the eastern edge of the proposed Battle Mountain-Eureka mineral belt (fault zone) and along the western side of the Northern Nevada Rift. In addition, the property lies along the western margin of a large ring feature (Figure 34). Geologic mapping has delineated several prominent high-angle fault and fracture directions. These include: 1) E-W; 2) N30-60°E; 3) N20-50°W; and 4) N-S and N10°W (Figure 23). Geologic studies indicate that most of these high-angle structural zones are associated with some fracturing, brecciation, and hydrothermal alteration; although the intensity of these features is highly variable between and among individual structural sets. Mapped structures are typically identified by one or more of the following physical and chemical properties: a) dike development; b) abundant "bull" quartz float; c) strong fracturing and breccia disruption of the wallrocks; d) joint and fracture sets; e) abrupt changes in lithology and orientation; f) hydrothermal alteration; g) elevated metal concentrations and h) linear, and/or marked changes in topographic features.



Figure 33. Intrusive breccia float - chert and sandstone fragments in much altered igneous matrix with abundant limonite (509760E, 4517250 N).

The E-W, N30-60°E and N20–50°W directions appear to be the primary focus for the bulk of the hydrothermal alteration and elevated metal concentrations recognized on the property. These structures are commonly subtle in unaltered or weakly altered outcrops. The three structural sets were open during the mineralization phase(s) as all directions exhibit elevated mineral concentrations.

These orientations, in association with the northwest-trending Northern Nevada Rift, conform to that noted by Wallace (1998) as the control for gold deposits at Midas, Mule Canyon and Ivanhoe. Wallace (1998) notes that in the Sheep Creek Range and Mule Canyon area (Northern Shoshone Range), the dominant faults strike north-northwest, consistent with the trend of the Northern Nevada Rift and Battle Mountain-Eureka mineral belt, with east-northeast-striking faults related to middle Miocene and younger northwest-directed extension and metal deposition. The north- south set appear to be the oldest as they are commonly cut by younger structures and are Typically less altered and mineralized.


SECTION 22
NBM PROPERTY
TRACE OF NORTHERN
NEVADA RIFT
© LandVoyage
Figure 34. Interpreted ring fractures showing location of NBM Property along the Northern Nevada Rift.

9.0 DEPOSIT TYPES

The trends controlling gold deposits in Nevada are thought to be ancestral basement faults generated during Proterozoic rifting. These faults subsequently influenced the development of anticlinal hinge zones during eastward-directed thrusting of the sequences which host and cap the Carlin deposits (Groves, et. al., 2005). Deposits are often located at the intersection of deep seated faults and other structures, including high-angle faults and upright anticlines. Gold deposits are related to an extensional event which followed compression and are largely replacement deposits controlled by permissive lithologies and key structures. Groves et. al (2005) reported that although Carlin-type deposits are dated as Eocene their genesis is controversial. Despite more than a decade of research, the origin of these deposits is still uncertain due to multiple diagenetic and hydrothermal events that produced the same alteration minerals that typify Carlin-type deposits (Groves, et. al., 2005).

Berger and Theodore, (2005) suggest that Carlin-type deposits in north-central Nevada can be characterized by 1) occurrence within epicratonic sedimentary strata with or without growth faults, 2) predominant absence of Mesozoic and Cenozoic intrusive rocks in the vicinity of the deposit, and 3) stratabound type mineralization comprised of favorable tabular, lenticular, and ribbon-shaped ore bodies combined with feeder channels. These characteristics of primary stratiform and (or) stratabound SEDEX disseminated gold accumulations correspond to similar features of models of polymetallic SEDEX deposits. However, they concluded that because of the presence of epigenetic gold in Jurassic intrusive and Tertiary dikes and stocks in north-central Nevada requires that some gold must be introduced in a SEDEX environment that was later remobilized by subsequent magmatic and tectonic events. These remobilizing events may have yielded gold mineralization hosted in upper plate rocks, and into structures inside and outside the proposed SEDEX-source stratigraphic units (Berger and Theodore, 2005).

On a regional and cratonic scale, the key controls for gold mineralization are summarized by Thompson. et. al. (2002) as: 1) reactive and highly permeable carbonate host rocks; 2) a geologically long-active zone of crustal weakness originating along a paleo-continental margin, with development of major through-going fault systems; 3) a regional tectonic environment of crustal thinning, with multiple intrusive episodes and sustained high levels of heat flow; which resulted in 4) multiple episodes of hydrothermal activity.

9.1 Redrock Property

The Redrock Property is located within the Battle Mountain-Eureka trend of gold deposits in the greater Cortez district which includes several major mines and deposits (Figure 35, 36) — Pipeline, (South Pipeline, Crossroads, Gap Complex), Hilltop, Gold Acres, Horse Canyon, Cortez, Cortez Hills/Pediment—with production and resources aggregating approximately 38.2 million ounces of gold (www.riotinto.com.) The Horse Mountain "window" (Figure 35), located 1.5 kilometers east of the Redrock Property, consists of lower plate Ordovician to Devonian carbonate rocks exposed beneath the Roberts Mountains thrust fault. The Horse Mountain "window" can also be interpreted as a large scale thrust slice within the upper plate tectonic sequence (Gilluly and Gates, 1965), similar to the lower plate rocks at the Pipeline mine. Centerra drilling has shown that lower plate carbonate rocks lie at depths of 440 m on the east side of the claim block. Significantly the Redrock Property and Horse Mountain "window" are located along the north flank of the Caetano caldera (Figure 27) which defines the northern boundary of the Battle-Mountain Eureka trend.

The principal potential of the Redrock Property is for large Carlin-type gold deposits hosted in lower plate carbonate lithologies in or adjacent to favorable structural zones, both low- and high-angle. Additionally there is potential for other gold deposits at relatively shallow depths in moderately favorable upper plate lithologies including calcareous sandstone and siltstone within

the Silurian Elder Sandstone and Devonian-Ordovician undivided units near structural conduits. In the greater Cortez district, Miocene epithermal gold mineralization occurs in structures associated with an intrusive breccia pipe along the south margin of the Caetano caldera (Moore, O'Sullivan, 2005), suggesting at least some potential at the Redrock Property for volcanic-hosted or intrusion-related mineralization.

9.2 NBM Property

The fault orientations mapped at the NBM Property, in relation to the north-northwest-trending Northern Nevada Rift, conform to that noted by Wallace (1998) as the control for gold deposits at Midas, Mule Canyon and Ivanhoe. Wallace (1998) notes that in the Sheep Creek Range and Mule Canyon area (Northern Shoshone Range) the dominant faults strike north-northwest, consistent with the trend of the Northern Nevada Rift and Battle Mountain-Eureka mineral (fault) belt, with east-northeast-striking faults related to middle Miocene and younger northwest-directed extension and metal deposition.

The potential gold targets at the NBM Property are summarized (Leger, 2009) as:

- mineralized structural zones (faults – Pinson & Lone Tree types);
- Carlin-style gold mineralization in calcareous horizons within the Harmony Formation (Phoenix type);
- mineralized structural/fracture zones in the chert units;
- low-angle, brecciated structural zones (thrust faults – Snowstorm Mine);
- intersection of the N20°-50°W and N30°-60°E mineralized structural zones;
- Carlin-style gold mineralization in the underlying Antler sequence (Marigold, Twin Creeks & Phoenix types);
- mineralized Tertiary basaltic andesite (Mule Canyon type); and
- carbonate-replacement (skarn – Fortitude type in the Antler sequence).



Getchell trend
Independence District
Carlin trend
Lynn-Carlin Window
I-80
Carlin
Elko
Battle Mountain
REDROCK
HM
CVIL
Cortez-Pipeline district
RMT
Eastern edge of Roberts Mountains Thrust
NV 305
Battle Mtn-Eureka trend
UP
LP
Austin
Eureka
NEVADA
0
25
50 kilometers
0
25
50 miles
N
EXPLANATION
UP
Upper-plate rocks
Golconda allochthon (Devonian-Permian)
Roberts Mountains allochthon (Devonian, Ordovician, Silurian)
LP
Lower-plate rocks
Miogeoclinal rocks (lower Paleozoic) and tectonic windows
Sedimentary rock-hosted gold deposits
Other type gold deposit

Figure 35. Major sediment-hosted gold deposits in Nevada occur within structural ""window"s" where lower plate rocks are exposed along regional northwest trending lineaments including the Battle Mountain – Eureka and Carlin trends. The Horse Mountain ""window"" (HM) lies just to the southeast of the Redrock Property. The CVIL lineament is the Crescent Valley Independence trend (after Peters, 2000).


G
NBM
R
C
BME
DEPOSIT TYPE
Disseminated
Epithermal Stockwork
Epithermal Vein
Hot Spring
Polymetallic Replacement
Polymetallic Vein
Skarn
Other
N
50
0
50 Kilometers
SCALE

Figure 36. Gold trends along which the major sediment-hosted gold deposits in central Nevada occur include the Battle Mountain – Eureka (BME) trend (with the Redrock Property – R, and NBM Property – NBM - indicated as blue stars), the Getchell (G), and Carlin (C) trends (Davis, Tingley, 2005).

10.0 MINERALIZATION

Pervasiveness and intensity of alteration varies both within and between Carlin-type gold deposits, depending on the magnitude of the mineralizing system, nature of the host rock, and density of structural conduits. The predominant geochemical and alteration features for Carlin-type deposits are summarized as:

- carbonate dissolution;
- silicification, particularly within structural conduits;
- argillic alteration of primary silicate minerals;
- gold-enriched sulfidation of reactive iron in host rocks, to form gold-bearing sulfide minerals (pyrite, arsenical pyrite, marcasite, arsenical marcasite);
- multi-phase fluid inclusions, characterized by low salinity (0.5–7 wt % NaCl equiv.), variable amounts of CO_2, and low homogenization temperatures (120–250°C).

Carbonate removal, in the form of decalcification (calcite removal) and more advanced decarbonatization (calcite/dolomite removal), is the most pervasive style of alteration observed within the Carlin trend deposits. In the Carlin deposit, acidic, hydrothermal fluid channeled along high-angle structural conduits and favorable statigraphic horizons that resulted in pre-ore stage decalcification, loss in density, and an increase in porosity and permeability of the host rock. Argillic alteration assemblages formed typically as a residual product of carbonate dissolution and acid attack of detrital silicate minerals. The extent of silicification differs between types of deposits and, similar to carbonate removal, its importance as an alteration product is partially controlled by the composition of host rock (Thompson, et. al., 2002). Gold largely occurs as ionic substitutions and sub-micron grains in arsenian pyrite within subtle alteration zones dominated by decarbonatization of silty, calcareous host rocks. Gold is believed to precipitate mostly in response to sulfidation of iron in the host rather than boiling or fluid cooling as in most epithermal systems. However, boiling and (or) cooling and deposition of gold in upper plate rocks as a result of depressuration is not equivocally established, as the link between upper and lower plate mineralization is enigmatic (Groves, et. al., 2005).

10.1 Redrock Property

Mineralization and associated alteration on the Redrock Property was investigated by Centerra work programs from late 2005 through 2007 (see History above). Soil and rock geochemical data indicate elevated gold, is associated with pathfinder elements antimony, arsenic, thallium, and mercury and base metals copper, lead, and zinc. These general trends vary by structure and host rock within the large gold anomaly associated with the Caetano Break (Figure 31).

10.2 NBM Property

At the NBM Property, hydrothermal alteration, dike formation and strong elevated concentrations of metals are focused primarily along E-W, N30-60°E and N20-50°W trends (Appendix II – geochemical maps). Two episodes of mineralization appear to be present. The earliest episode consists of ¼" to 1" thick "bull" quartz veins often containing visible galena (1%), molybdenite (Figure 37), sphalerite, and pyrite and associated with the rhyolite quartz-eye porphyry dikes. The second and younger event consists of micro-quartz veins with associated geochemical gold, arsenic, antimony, tungsten and mercury (Leger, 2009). Gold values are low but locally significant. Zinc-in-rock describes a significantly anomalous area extending in a N40°E direction for over 884 m and roughly 91 m wide.

Epithermal precious metal hydrothermal alteration and associated elevated metal concentration is typical of disseminated gold mineralization commonly developed in northern Nevada. Alteration

includes pervasive silicification, argillization, bleaching; quartz veining, jarosite; hematite, limonite, and the introduction of pyrite + crystallized barite in open space fractures. Alteration is best developed in and along east-west, northeast-, and northwest-trending faults and fracture zones indicated by brecciation, pervasive fracturing and dike formation. Alteration intensity usually diminishes rapidly away from these structures. Geochemical, geological data (dikes) and geophysical modeling suggest that the NBM Property is underlain by a buried intrusive body with associated base metal mineralization.



Figure 37. Molybdenite in quartz vein at the NBM Property.

11.0 EXPLORATION

Previous exploration work programs completed on the Redrock Property and NBM Property are described under History (above).

No exploration has been completed by Challenger on the Redrock Property or NBM Property. Detailed, systematic, phased exploration programs described in Recommendations (below) are planned as the next phase of investigation of the properties.

12.0 DRILLING

No drilling has been completed by Challenger on the Redrock or NBM Property.

Drill programs completed by Cameco and Centerra on the Redrock Property are described in History (above).

No drilling has been completed by previous companies on the NBM Property.

13.0 SAMPLING METHOD AND APPROACH

13.1 Recommendations for QA/QC Protocols

It is the opinion of the author that work programs completed on the Redrock Property by Cameco, and Centerra, and Cameco and others on the NBM Property described under History (above) have generated reliable, credible, data, consistent with industry standards and practices. However, whether such programs were completed by Qualified Persons as defined by NI 43-101, Standards of Disclosure for Mineral Properties, is not determined.

Exploration anticipated by Challenger under the Proposed Work Program (Recommendations, below) should be conducted under guidelines established and supervised by a Qualified Person, including but not limited to sampling of outcrops and trenching, if warranted. Surface sampling programs will include protocols of securing safe access, cleaning and mapping the exposures, and chip sampling using mallets and chisels in one to five meter intervals across the exposed mineralized zones.

All samples will be collected in 10x27 millepore olefin or plastic sample bags which are sealed at the sample site and placed in sealed shipping cartons for delivery to the ALS Chemex prep facility in Reno, Nevada with pulps shipped to the ALS Chemex facility in Vancouver, Canada for final analysis. The ALS Chemex North Vancouver laboratory is accredited by the Standards Council of Canada (SCC) for specific tests listed under the Scope of Accreditation No. 579. This accreditation is based on ISO 17025 international standards and involves extensive site audits and performance evaluations.

Analytical check assaying utilizing standards, blanks, duplicates and audit sampling will be employed for of all geochemical and drill samples programs.

14.0 SAMPLE PREPARATION, ANALYSES AND SECURITY

14.1 Recommendations for QA/QC Protocols

All future sampling programs should be directly supervised by a Qualified Person and the samples delivered directly or shipped using commercial trucking services to ALS Chemex's preparation facility in Reno, Nevada and forwarded to Vancouver, Canada for final analysis. All sample bags will be closed and sealed as collected and the samples assembled in sealed shipping bags or cartons at the end of each working day. Prior to shipping, the sample cartons will be stored in locked facilities at the Property or a nearby secure site.

The ALS Chemex facility will be responsible for sample security after the receipt of samples. All pulps and rejects for future programs will be retained for audit analyses and metallurgical work. All coarse reject material from preparation of samples from the mineralized zones will be catalogued and retained for any metallurgical studies deemed appropriate in the future.

Rock and soil samples will be crushed and sub-sampled, such that 100 grams of material is pulverized and shipped for analysis. ALS Chemex applies standard techniques as summarized in their 2009 brochure for producing gold, and silver analyses (fire assay preconcentration of 30 gram subsamples, with AA finish, results reported for gold reported in parts per billion) and a 32 element ICP suite which includes silver, some other elements of potential exploration interest such as bismuth and tellurium, and a diverse suite of other metals which may provide useful information in the future. All reject material will be archived in secure storage for follow-up evaluation. All intervals with initial assays exceeding 1 gram per tonne will be re-subsampled

with a 2 assay tonne sub sample, the entire sub-sample pulverized, screened for metallics, and subject to fire assay with gravimetric finish.

In core drilling programs, both core and sludge samples will be collected, and all sludge samples within 5m of core intervals which are visually identified as mineralized or in which initial assays exceed 1.0 gram gold per tonne will be subject to total pulverization, and screen fire metallics analysis with gravimetric finish.

All coarse reject material from preparation of samples from the mineralized zones will be catalogued and retained for metallurgical studies. When appropriated such studies will be designed and supervised by a specialist in this field, but as currently planned will include bench scale milling, flotation and leaching tests and mineralogical studies to allow for re-evaluation of the metallurgical flow sheet and a revised evaluation of capital and operating costs to be used as part of development of a preliminary feasibility study.

15.0 DATA VERIFICATION

The author has visited the prospect area, collected audit samples from outcrops on the Redrock Property and NBM Property, reviewed internal reports and data provided by the owner of the Redrock and NBM Property, Arthur Leger, which documented previous exploration work programs and results generated by junior and mid-size exploration companies, and reviewed pertinent publications by the Nevada Bureau of Mines and Geology, US Geological Survey, Economic Geology, Nevada Geological Society and other journals. These steps have provided some personal familiarity with the Redrock Property and NBM Property and have verified the representations and conclusions as outlined within this Technical Report.

To validate previous sample results obtained by previous companies on the Redrock Property and NBM Property, audit samples were collected by the author during the field evaluation of July 1-2, 2009. The author's sample descriptions and results are summarized below (Table 4) and complete results appear in Appendix 4. Rock samples collected by the author in audit of previous evaluators were retained under his direct supervision and control and personally delivered to the preparation facility of ALS Chemex (part of the ALS Laboratory Group) in Reno, Nevada. The ALS Chemex preparation facility was responsible for sample security after receipt of the samples.

For final analysis sample pulps were forwarded to the ALS Chemex North Vancouver laboratory, accredited by the Standards Council of Canada (SCC) for specific tests listed under the Scope of Accreditation No. 579. This accreditation is based on ISO 17025 International standards and involves extensive site audits and performance evaluations.

Sample preparation and analytical procedures employed by ALS Chemex for the preparation and analysis of the author's samples are described below. Detailed descriptions of the procedures and protocols employed are available on their website (www.alsglobal.com).

Rock samples are initially dried at 110-120°C and then crushed with either an oscillating jaw crusher or a roll crusher. The ALS Chemex QC specification for crushed material is that >70% of the sample must pass a 2mm (10 mesh) screen. A whole or split portion derived from the

Sample #	UTM E	UTM N	Description	Au PPM	Ag PPM
RLR – 1	497969	4459328	Float but very close to being in place - bx, strng fract. w strng lim in Elder Qtzite	0.009	0.16
RLR – 2	497980	4459353	rock chip - strng bx in Slaven Chert, lim on fx	0.005	0.16
RLR – 3	498025	4459433	rock chip - argillite, carbonaceous, strng fx w lim., Slaven Chert(?)	0.015	0.30
RLR – 4	498007	4459405	rock chip - argillite, v strng lim., Slaven Chert(?)	0.017	0.40
RLR – 5	497980	4459371	rock chip - argillite, strng bx, stkwrk vnlts, limonitic	0.387	0.61
RLR – 6	497907	4459371	rock chip - bx, strng lim., Elder Qtzite	0.083	0.46
RLR – 7	497867	4459219	rock chip - bx, strng lim., Elder Qtzite	0.004	0.08
RLR – 8	497110	4460209	rock chip - strng lim. on fx., silstone	0.039	0.10
RLR – 9	497184	4460209	rock chip - bx, strng lim., on fx	0.011	0.22
RLR – 10	497258	4460182	rock chip - strng pervasive silic. Argillite, mod to strng lim on fx, weakly decalcified	0.013	0.23
RLNB-1	509269	4517548	Select chips of qtz vn, term crystals in open fracture, low angle in Harmony	0.004	2.82
RLNB-2	509284	4517540	Float, argillic alt., stkwrk vnlts, some vuggy	0.004	0.77
RLNB-3	509459	4517504	Float, qtz vnlt, vuggy w lim.	0.044	5.81
RLNB-4	509565	4517527	Float, vuggy, strong lim, hem., chert in siltstone	0.008	0.61
RLNB-5	509708	4517326	Float, pervas, stkwrk, in argillite, few vugs ox py.	0.005	0.70
RLNB-6	509589	4517219	Chip sample, strng arg.lim., stkwrk, pervasive silic.	0.080	0.27
RLNB-7	509452	4517276	Chip sample, white qtz, massive to chalced, along rhy dike	0.022	0.40

Table 4. Author's rock sample descriptions and results collected from the NBM Property (RLNB series) on June 30, 2009 and the Redrock Property (RLR series) on July 1, 2009. Complete sample results appear in Appendix 5.

crushing process is pulverized using a ring mill to achieve the ALS Chemex QC specification for final pulverizing, namely that >85% of the sample be less than 75 microns (200 mesh).

For multi-element analysis a 50 g representative split of the pulverized sample is digested in aqua regia. The multi-element analysis employed was Inductively Coupled Plasma Mass Spectroscopy (code ME-MS41). Samples submitted were initially analyzed by ICP-AES (Inductively Coupled Plasma-Atomic Emission Spectroscopy) to pre-screen samples to determine that no elevated metal concentrations were present.

For gold analysis a 50 g representative sample split is digested in aqua regia. The gold analytical method (code Au-ICP22) provides a fully quantitative total gold content in rock samples. Typically the samples are mixed with fluxing agents including lead oxide, and fused at high temperature. The lead oxide is reduced to lead, which collects the precious metals. When the fused mixture is cooled, the lead remains at the bottom, while a glass-like slag remains at the top. The precious metals are separated from the lead in a secondary procedure called cupellation. The final technique used to determine the gold and other precious metals contents of the residue was determined by Inductively Coupled Plasma-Atomic Emission Spectroscopy (ICP-AES).

AlS Chemex uses extensive QA/QC procedures and protocols for preparation and analytical procedures for all samples submitted to their facilities. For the preparation phase, ALS Chemex uses barren wash material between sample preparation batches and, where necessary, between highly mineralized samples. This cleaning material is tested before use to ensure no contaminants are present and results are retained for reference. In addition, logs are maintained for all sample preparation activities. In the event a problem with a prep batch is identified, these logs can be used to trace the sample batch preparation and initiate appropriate action. For the analytical procedures ALS Chemex standard operating procedures require the analysis of quality control samples (reference materials, duplicates and blanks) with all sample batches. As part of the assessment of every data set, results from the control samples are evaluated to ensure they meet set standards determined by the precision and accuracy requirements of the method.

16.0 MINERAL PROCESSING AND PROCESS TESTING

No metallurgical studies have been undertaken on the Redrock Property or NBM Property by Challenger.

17.0 MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

The information available for the Redrock Property and NBM Property is not sufficient to undertake estimation of a resource or mineral reserve compliant with NI 43-101 standards.

18.0 ADJOINING PROPERTIES AND PROSPECTS

18.1 Redrock Property

Figure 38 shows adjoining properties and ownership. Land records indicate no adjacent ground available for location.

18.2 NBM Property

Figure 39 indicates land owners in the NBM area. The NBAM claims lie in the former railroad "checkerboard" (now owned by Newmont Mining Corporation) where federally owned sections alternate with fee sections. As noted in Figure 36, Gold Reef International Inc. controls most of the adjacent ground.


Regional Land Ownership
A. Leger (LS Claims)
A. Leger (Mill Bay Ventures)
Allied Nevada Gold Corp.
C. Clifton et. al.
Centerra Gold
Cortez Joint Venture
Cortez Joint Venture?
M-1 Drilling Fluids?
Unknown (claims)
Unknown (Fee)
Challenger Deep Capital Corp.
Red Rock Project
Lander County, Nevada
REGIONAL LAND MAP
property boundaries approximate
Figure 38. Claim ownership adjacent to the Redrock Property.



OPEN
NEWMONT (FEE)
GOLD
REEF
NBAM 2
NBAM 1
NBAM 19
NBAM 20
NBAM 4
NBAM 3
NBAM 21
NBAM 22
NBAM 6
NBAM 5
NBAM 23
NBAM 24
NBAM 8
NBAM 7
NBAM 25
NBAM 26
NBAM 10
NBAM 9
22
NBAM 27
NBAM 28
NBAM 12
NBAM 11
NBAM 29
NBAM 30
NBAM 14
NBAM 13
NBAM 31
NBAM 32
NBAM 16
NBAM 15
NBAM 33
NBAM 34
NBAM 18
NBAM 17
NBAM 35
NBAM 36
NEWMONT (FEE)
NEWMONT (FEE)
RANGE
GOLD
REEF
NEWMONT (FEE)
GOLD
REEF
Challenger Deep Capital Corp.
NORTH BATTLE MOUNTAIN PROJECT
REGIONAL CLAIM MAP
locations approximate

Figure 39. Claim ownership (Gold Reef) and Fee land (Newmont) adjacent to the NBM Property.

19.0 OTHER RELEVANT DATA AND INFORMATION

The author found no evidence for environmental problems, social, or security concerns on either the Redrock Property or NBM Property although a detailed investigation of these issues was not conducted.

20.0 INTERPRETATION AND CONCLUSIONS

20.1 Redrock Property

From late 2005 through 2007 Centerra (US) Inc. expended a total of US$ 1.52 million on geologic mapping, sampling, drilling, geophysical surveys, and claim maintenance costs.

The sampling, mapping, geophysical, and drilling programs proposed (Recommendations) within this Technical Report represent an initial phase of work applied to developing refined geological parameters for continued exploration of the Redrock Property. Future exploration will consist additional detailed geologic mapping, biogeochemical survey, geophysical surveys and diamond or RCD drilling. The Redrock Property ("Qualifying Property") is a property of merit and offers a sound exploration opportunity for Challenger. The NBM Property provides a well-supported drill target, based on geologic mapping, geochemistry, and geophysics.

The greatest potential of the Redrock Property is for large Carlin-type gold deposits hosted in lower plate carbonate lithologies in or adjacent to favorable structural zones, both low- and high-angle. Additionally, there is potential for other gold deposits at relatively shallow depths in moderately favorable upper plate lithologies including calcareous sandstone and siltstone within the Silurian Elder Sandstone and Devonian-Ordovician undivided units near structural conduits. Previous drilling on the Redrock Property did not test any of the defined gold targets in either upper or lower plate rocks.

As discussed, the Redrock Property is situated along the Battle Mountain- Eureka gold trend an important deep-seated structural zone along which several large (+ 5.0 M ozs Au) gold deposits are located. These deposits are situated at the base of the Roberts Mountain thrust within "windows" of eastern assemblage carbonate rocks, The Horse Mountain "window" lies just 1.5 kilometers east of the Redrock Property and lower plate rocks were encountered in previous Centerra (US) Inc. diamond drill holes at approximate depths of 440 m. Widespread and detailed rock geochemical sampling and mapping completed on the Redrock Property indicates host rocks, alteration, and geochemistry consistent with Carlin-type gold systems.

20.2 NBM Property

Approximately $US80,000 has been spent within the previous three years on geochemical and rock sampling and geologic mapping (Leger, 2009).

The NBM Property has the potential for the discovery of both a major, proximal gold skarn deposit, similar to Gold Acres, Cortez and Fortitude, and distal gold deposit - Carlin-type, similar to Pipeline, Cortez Hills and Phoenix. The presence of high zinc, antimony, and arsenic is very encouraging as these elements are often above or distal to Carlin-type gold deposits (Bagby and Berger, 1985).

The NBM Property has a variety of upper plate, high and low angle fault, and replacement styles of mineralization. Rock geochemical sampling and mapping indicates well focused elevated metals and attendant alteration controlled by faults sets trending east-west, N30-60°E and N20-50°W. Elevated metal values, barite in-fillings, brecciation, fracturing, intrusive dikes, and abundant iron oxide formation are associated with the structures. These fault orientations,

mapped in relation to the north-northwest-trending Northern Nevada Rift, conform to that noted by Wallace (1998) as the control for gold deposits at Midas, Mule Canyon and Ivanhoe. It is suggested that the numerous, outcropping dikes noted on the property represent the surface expression of a buried, major intrusive body that has leaked metal-rich fluids along faults and fractures. Geophysical evidence appears to support this theory.

21.0 RECOMMENDATIONS

Further exploration of the Redrock Property and NBM Property is justified based on significant exposures of precious and base metal mineralization, indicated by geologic mapping, rock and soil geochemical data, geophysical interpretations, and previous drill intercepts.

An exploration program (Phase I, Table 5) should be conducted under a budget totaling US$335,000. A second (Phase II, Table 5) program for US$700,000 is recommended as a follow-up to the Phase I Program. To the extent possible, results of the Phase I program will be used to guide exploration during Phase II. However, the Phase I program results should not be considered a complete and definitive test of the gold potential on the Redrock Property due to the unusually large area of surficial anomalous gold mineralization as presently known, the multiple targets available within upper and lower plate rocks, the depth to these targets, and the structural complexity of the potential host rocks. Therefore, the decision to commence with the Phase II program should not be solely contingent on Phase I results.

21.1 Redrock Property

The Phase I budget will allow continued exploration under a systematic, methodical, and phased program. Exploration activities will include additional, detailed geologic mapping, biogeochemical sampling and geophysical surveys to identify and prioritize drill targets. The Phase I budget allows for the completion of a single deep (914 m, 3000 ft.) test of the lower plate of the Roberts Mountain thrust, as well as fault and replacement mineralization within upper plate rocks at the Redrock Property.

The Phase II program allows for the drilling of two additional holes (914 m+-) to test defined potential gold targets.

21.2 NBM Property

The Phase I budget allows for continued exploration which will consist of detailed geophysical surveys and additional geochemical sampling. Under the Phase II program (US$700,000), the collaring of two to three, 304 – 457 m drill holes is included.

REDROCK - NBM BUDGET (US$)			
Phase I			
REDROCK			
Geophysical survey, re-interpretation of data		12,000	
Geochemical sampling, interpretation of data		5,000	
Geologic mapping		2,500	
Field Expenses - lodging, meals, etc.		1,800	
Assays (60 X $40)		2,400	
Management, data compilation (includes QA/QC)		1,500	
Contingency		2,000	
	subtotal	**27,200**	
NBM			
Geophysical survey, re-interpretation of data		12,000	
Geochemical sampling, re-interpretation of data		3,000	
Assays (50 X $40)		2,000	
Field Expenses		1,800	
Management, data compilation (includes QA/QC)		1,500	
Contingency		2,000	
	subtotal	**22,300**	
REDROCK			
Drill permitting		6,000	
Drill road/pad construction		5,000	
Drill costs (direct) 1 X 3000' - 3000' total @ $50/ft.		150,000	
Assays (600 X $35)		21,000	
Geologic supervision 45 days @ $500/day		22,500	
Field Expenses - lodging, meals		8,000	
Supplies		1,000	
Management, data compilation, report (includes QA/QC)		6,000	
Claim holding costs (BLM and Lander Co.)		46,000	
Contingency		20,000	
	subtotal	**285,500**	
	SUBTOTAL PHASE I		**$335,000**
Phase II			
NBM			
Drill permitting		10,000	
Drill road/pad construction		7,000	
Drill costs (direct) 2 @ 3000', 3 @ 1000' - 9000' total @ $50/ft.		450,000	
Assays (1800 X $35)		63,000	
Geologic supervision 120 days @ $500/day		60,000	
Field Expenses		25,000	
Supplies		5,000	
Management, data compilation, report (includes QA/QC)		22,000	
Contingency		58,000	
	subtotal	**700,000**	
	TOTAL PHASE I + II		**$1,035,000**

Table 5. Proposed Redrock, NBM Property budgets for Phase I, and Phase II. All dollars are in US currency.

22.0 REFERENCES

Burke, D. B., and McKee, E. H., 1979, Mid-Cenozoic volcano-tectonic troughs in central Nevada: Geol. Soc. America Bull., v. 90, p. 181-184.

Castor, S. B., Ferdock, G. C., 2004, Minerals of Nevada: Nevada Bureau of Mines and Geology, Special Publication 31, p. 158.

Colgan, J. P., John, D. A., Henry, C., D., Fleck, R. J., 2008, Large-magnitude Miocene Extension of the Eocene Caetano caldera, Shoshone and Toiyabe Ranges, Nevada: Geosphere, vol. 4 no. 1, p 107-130.

Conway, K. M., Cleveland, G., Jones, W. C., 2006, Luna-Redrock and Redrock Canyon Properties, 2005 Annual Report: Private Report for Centerra (US) Inc., 25 p.

Conway, K. M., 2007, Luna-Redrock and Redrock Canyon Properties, 2006 Annual Report: Private Report for Centerra (US) Inc., 19 p.

Conway, K. M., 2007, Luna-Redrock and Redrock Canyon Properties, 2007 Annual Report: Private Report for Centerra (US) Inc., 40 p.

Davis, D. A., Tingley, J. V., 2005, Precious metals deposits of Nevada, *in* Rhoden, H. N., Steininger, R. C., and Vikre, P. G., eds. Geological Society of Nevada Symposium 2005: Windows to the World, Reno, Nevada, May 2005, p. 179-186.

Gilluly, J., and Gates, O., 1965, Tectonic and igneous geology of the northern Shoshone Range, Nevada: U.S. Geol. Survey Prof. Paper 465, 153 p.

Gott, G. B. and Zablocki, C. J., 1968, Geochemical and geophysical anomalies in the western part of the Sheep Creek Range, Lander County, Nevada: U.S.Geological Survey, Circular 595, 17p.

John, D. A., Henry, C. D., Colgan, J. P., 2008, Magmatic evolution of the Caetano Caldera, north central Nevada; a tilted mid-Tertiary eruptive center and source of the Caetano Tuff: Geosphere, vol. 4, no. 1 p. 75-106.

Jorgensen, C. 2009, Interpretation Report: Section 22, T34N, R45E Gravity and Magnetic Data Battle Mountain, Nevada: Private Report for A. Leger, 7 p.

Ketner, K. B., 2008 The Inskip Formation, the Harmony Formation, and the Havallah Sequence of Northwestern Nevada – An interrelated Paleozoic assemblage in the home of the Sonoma Orogeny: U.S.G.S. Professional Paper 1757, 20p.

Leger, A., 2009, Report on the North Battle Mountain Gold Property (NBAM Sect. 22), Lander County, Nevada : Private Report, 21 p.

Leger, A., 2009, Personal Communication.

Moore, T. E., O'Sullivan, P. B., 2005, Miocene gold mineralization and exhumation of the southern Shoshone Range, north-central Nevada, , *in* Rhoden, H. N., Steininger, R. C., and Vikre, P. G., eds. Geological Society of Nevada Symposium 2005: "window"s to the World, Reno, Nevada, May 2005, p. 103-123.

Peters, S. G., 2000, Regional- and district-scale dissolution, deformation, and fluid flow in sedimentary rock-hosted Au deposits of northern Nevada: *in* Cluer, J. K., Price J. G, Struhsacker, E. M., Hardyman, R. F., and Morris C. L., eds., Geology and Ore Deposits 2000: The Great Basin and Beyond: Geological Society of Nevada Symposium Proceedings, May 15-18, 2000, p. 661-681.

Ponce, D. A., Glen, J.M.G., 2002, Relationship of epithermal gold deposits to large-scale fractures in northern Nevada: Economic Geology, v. 97, no. 1, p. 3-10.

Ressel, M. W., Noble, D.C., Henry, D., Trudel, W. S., 2000, Dike-hosted ores of the Beast Deposit and importance of Eocene magmatism in gold mineralization of the Carlin Trend: Economic Geology, v. 95, no. 7, p. 1417-1444.

Stewart, J. H., McKee, E. H., Stager, H. K.,1977, Geology and Mineral Deposits of Lander County, Nevada: Nevada Bur. Mines and Geology, Bull. 88,106 p.

Stewart, J.H., and Carlson, J.E., 1978, Geologic Map of Nevada: U.S. Geological Survey Map, 1:500,000 scale.

Thomason, R. E., 2006, Technical Report on the Reese River/Horse Mountain "window" Property, Lander County, Nevada: Private Report for X-Cal Resources Ltd, Vancouver, BC, Canada, 30 p.

Thompson, T. B., Teal, L., and Meeuwig, R. O., 2002, Gold deposits of the Carlin Trend: Nevada Bureau of Mines and Geology Bull. 111, 204 p.

Wallace, A. R., John, D. A., 1998, New studies of Tertiary volcanic rocks and mineral deposits, Northern Nevada Rift: U.S.G.S. Open-File Report 98-338, p. 264-277.

Wright, J., 2009, Personal Communication.

www.riotinto.com/documents/3Kennecott_Minerals_12Sept06.pdf

APPENDIX 1: STATEMENT OF QUALIFICATIONS AND CONSENT

CERTIFICATE OF AUTHOR
STATEMENT OF QUALIFICATIONS

Robert A. Lunceford
Certified Professional Geologist
761 Aspen Trail
Reno, NV 89519
Phone: 775-250-7171
E-Mail: *browntroutbob@sbcglobal.net*

I, Robert A. Lunceford, hereby certify:

1. That I am a registered Certified Professional Geologist #6456 with the American Institute of Professional Geologists of Littleton, Colorado. Original certification occurred in November 1983, lapsed in December, 1998, and was reinstated in September, 2006.

2. That I graduated with a BS degree in Geology in 1971 from San Diego State University and MSc. degree in Geology in 1976 from Montana State University.

3. That I have practiced my profession in the field of mineral exploration and mining since 1976 continuously to 2000. From March 2000 to July 2006 I worked as a Commercial Real Estate Salesman. I resumed consulting as a Geologist in August 2006.

4. That I have accrued 28 years of experience in discovery, exploration, and evaluation of metals and mineral deposits in Australia, North, Central, and South America. This experience includes 13 years of exploration and evaluation of mineral projects in Nevada including two years as a mine geologist with an open pit gold mine in central Nevada.

5. That I personally conducted the examination of the North Battle Mountain Property on May 21, and June 30, 2009 and visit to the Redrock Property on May 22, July 1-2, 2009 as reported herein.

6. That I am the sole author in the preparation of the Technical Report titled "GEOLOGICAL REPORT AND SUMMARY OF FIELD EXAMINATIONS, REDROCK PROPERTY, and NORTH BATTLE MOUNTAIN PROPERTY, Lander County, Nevada, USA August 15, 2009" and am responsible for its content.

7. That I am not aware of any material fact or material change with respect to the subject matter of the Technical Report which is not reflected in the Technical Report, the omission to disclose which would make the Technical Report misleading.

8. That I have read the definition of "qualified person" set out in National Instrument 43-l0l ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined by NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

9. That I have read NI 43-101 and I confirm that the Technical Report has been prepared on behalf of Challenger Deep Capital Corp. in compliance with NI 43-101.

10. That I am acting as a Qualified Person, and as an independent Technical Advisor to Challenger Deep Capital Corp.; that I am independent of Challenger Deep Capital Corp.,

Ansell Capital Corporation, Centerra (US) Inc., and Mr. Arthur R. Leger as described in section 1.4 of NI 43-101.

11. As of the date of this certificate, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make this Technical Report complete and accurate, and not misleading.

I, Robert A. Lunceford, CPG and Qualified Person responsible for this Technical Report:

Dated November 17, 2009

[Stamp]

APPENDIX 2: SCHEDULE AND SPECIAL WARRANTY DEED - NBM PROPERTY

EXHIBIT "A"
TO
BATTLE MOUNTAIN PROPERTY
MINING LEASE WITH OPTION TO PURCHASE
(W-CLAIM LEASE)

SPECIAL WARRANTY DEED

THIS DEED, dated the 18th day of April, 2009, by and between Arthur Leger, whose address is 2338 Sunrise Drive, Reno, Nevada 89509 (the "Grantor") and Ansell Capital Corp., a British Columbia corporation, whose address is 3rd Floor, Bellevue Centre, 235-15th Street, West Vancouver, BC, V7T 2X1, ("Grantee").

The Grantor, for Ten Dollars in hand paid by Grantee to Grantor, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Grantor, hereby grants, bargains, sells, transfers, and conveys unto Grantee, its successors and assigns, all of Grantor's right, title, interest, possession, claim, and demand, whatsoever, subject, however, to the reservations specified bellows, in and to the unpatented lode mining claims located within the Lander Mining District, Lander County, Nevada, as more particularly described in Schedule I attached hereto and by this reference made apart hereof (the "Property"), and all interest in and to the Property hereafter acquired by Grantor, its successors or assigns, together with all and singular the mines, minerals, lodes, veins, dips, spurs, angles, water rights, if any, tenements, hereditaments, rights, privileges, and appurtenances to the same belonging, or in anywise appertaining, without condition or qualification, except as to the conveyances and reservations of royalties as described below.

TO HAVE AND TO HOLD, all and singular the interests herein assigned unto Grantee, its successors and assigns, forever.

Grantor warrants and represents that it has not assigned or conveyed its interest or any of its rights in and to the Property to any other party and that Grantor will defend title to the Property against, but only against, any persons claiming the whole or any part of the Property by, through or under Grantor.

SCHEDULE I TO SPECIAL WARRANTY DEED

PROPERTY

Those certain unpatented lode mining claims, the names of which together with the book and page of the location certificates thereof, are, respectively, as follows: The abbreviation "O.R." used below means Official Records in the office of the Recorder of Lander County, Nevada. The mining claims are situate in Lander County, Nevada.

		LANDER COUNTY RECORDING DATA	
CLAIM NAME	BLM SERIAL NO.	BOOK	PAGE
NBAM #1	0948649	0571	0412
NBAM #2	0948650	0571	0413
NBAM #3	0948651	0571	0414
NBAM #4	0948652	0571	0415
NBAM #5	0948653	0571	0416
NBAM #6	0948654	0571	0417
NBAM #7	0948655	0571	0418
NBAM #8	0948656	0571	0419
NBAM #9	0948657	0571	0420
NBAM #10	0948658	0571	0421
NBAM #11	0948659	0571	0422
NBAM #12	0948660	0571	0423
NBAM #13	0948661	0571	0424
NBAM #14	0948662	0571	0425
NBAM #15	0948663	0571	0426
NBAM #16	0948664	0571	0427
NBAM #17	0948665	0571	0428
NBAM #18	0948666	0571	0429
NBAM #19	0863178	0526	0597
NBAM #20	0863179	0526	0598
NBAM #21	0863180	0526	0599
NBAM #22	0863181	0526	0600
NBAM #23	0863182	0526	0601
NBAM #24	0863183	0526	0602
NBAM #25	0863184	0526	0603
NBAM #26	0863185	0526	0604
NBAM #27	0863186	0526	0605
NBAM #28	0863187	0526	0606
NBAM #29	0863188	0526	0607
NBAM #30	0863189	0526	0608
NBAM #31	0942977	0568	0142
NBAM #32	0942978	0568	0143
NBAM #33	0942979	0568	0144

NBAM #34	0942980	0568	0145
NBAM #35	0942981	0568	0146
NBAM #36	0942982	0568	0147

Except for the Special Warranty of title specified above, Grantor makes no other warranties of title, express or implied.

IN WITNESS WHEREOF, Grantor has executed this Deed as of the date first set forth above.

By:______________________________
Arthur R. Leger

STATE OF NEVADA)
)ss:
COUNTY OF)

The foregoing instrument was duly acknowledged before me this _______ day of April, 2009 by Arthur Leger, the Lessor herein.

My Commission Expires:

____
Notary Public

APPENDIX 3: SCHEDULE AND SPECIAL WARRANTY DEED - REDROCK PROPERTY

EXHIBIT "A"
TO
REDROCK PROPERTY
MINING LEASE WITH OPTION TO PURCHASE
(W-CLAIM LEASE)

SPECIAL WARRANTY DEED

THIS DEED, dated the 18th day of April, 2009, by and between Arthur R. Leger, whose address is 2338 Sunrise Drive, Reno, Nevada 89509 (the "Grantor") and Ansell Capital Corp., a British Columbia corporation, whose address is 3rd Floor, Bellevue Centre, 235-15th Street, West Vancouver, BC, V7T 2X1, ("Grantee").

The Grantor, for Ten Dollars in hand paid by Grantee to Grantor, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Grantor, hereby grants, bargains, sells, transfers, and conveys unto Grantee, its successors and assigns, all of Grantor's right, title, interest, possession, claim, and demand, whatsoever, subject, however, to the reservations specified bellows, in and to the unpatented lode mining claims located within the Lander Mining District, Lander County, Nevada, as more particularly described in Schedule I attached hereto and by this reference made apart hereof (the "Property"), and all interest in and to the Property hereafter acquired by Grantor, its successors or assigns, together with all and singular the mines, minerals, lodes, veins, dips, spurs, angles, water rights, if any, tenements, hereditaments, rights, privileges, and appurtenances to the same belonging, or in anywise appertaining, without condition or qualification, except as to the conveyances and reservations of royalties as described below.

TO HAVE AND TO HOLD, all and singular the interests herein assigned unto Grantee, its successors and assigns, forever.

Grantor warrants and represents that it has not assigned or conveyed its interest or any of its rights in and to the Property to any other party and that Grantor will defend title to the Property against, but only against, any persons claiming the whole or any part of the Property by, through or under Grantor.

SCHEDULE I
TO SPECIAL WARRANTY DEED

PROPERTY

Those certain unpatented lode mining claims, the names of which together with the book and page of the location certificates thereof, are, respectively, as follows:

CLAIM NAME	BLM SERIAL NO.	LANDER COUNTY RECORDATION DATA BOOK	PAGE	DOC. NO.
LS#1	863271	526	498	230790
LS#2	863272	526	499	230791
LS#3	863273	526	500	230792
LS#4	863274	526	501	230793
LS#5	863275	526	502	230794
LS#6	863276	526	503	230795
LS#7	863277	526	504	230796
LS#8	863278	526	505	230797
LS#9	863279	526	506	230798
LS#11	863280	526	507	230799
LS#13	863281	526	508	230800
LS#15	863282	526	509	230801
LS#17	863283	526	510	230802
LS#19	863284	526	511	230803
LS#20	863285	526	512	230804
LS#21	863286	526	513	230805
LS#22	863287	526	514	230806
LS#23	863288	526	515	230807
LS#24	863289	526	516	230808
LS#25	863290	526	517	230809
LS#26	863291	526	518	230810
LS#27	863292	526	519	230811
LS#28	863293	526	520	230812
LS#29	863294	526	521	230813
LS#30	863295	526	522	230814
LS#31	863296	526	523	230815
LS#32	863297	526	524	230816
LS#33	863298	526	525	230817
LS#34	863299	526	526	230818
LS#36	863300	526	527	230819
LS#38	863301	526	528	230820
LS#40	863302	526	529	230821
LS#42	863303	526	530	230822

LS#44	863304	526	531	230823
LS#45	863305	526	532	230824
LS#46	863306	526	533	230825
LS#47	863307	526	534	230826
LS#48	863308	526	535	230827
LS#49	863309	526	536	230828
LS#50	863310	526	537	230829
LS#51	863311	526	538	230830
LS#52	863312	526	539	230831
LS#53	863313	526	540	230832
LS#54	863314	526	541	230833
LS#55	863315	526	542	230834
LS#56	863316	526	543	230835
LS#57	863317	526	544	230836
LS#58	863318	526	545	230837
LS#59	863319	526	546	230838
LS#60	863320	526	547	230839
LS#61	863321	526	548	230840
LS#62	863322	526	549	230841
LS#63	863323	526	550	230842
LS#64	863324	526	551	230843
LS#65	863325	526	552	230844
LS#66	863326	526	553	230845
LS#67	863327	526	554	230846
LS#68	863328	526	555	230847
LS#69	863329	526	556	230848
LS#70	863330	526	557	230849
LS#71	863331	526	558	230850
LS#72	863332	526	559	230851
LS#81	863333	526	560	230852
LS#82	863334	526	561	230853
LS#83	863335	526	562	230854
LS#84	863336	526	563	230855
LS#103	863337	526	564	230856
LS#104	863338	526	565	230857
LS#105	863339	526	566	230858
LS#106	863340	526	567	230859
LS#107	863341	526	568	230860
LS#108	863342	526	569	230861
LS#109	863343	526	570	230862
LS#110	863344	526	571	230863
LS#111	863345	526	572	230864
LS#112	863346	526	573	230865
LS#113	863347	526	574	230866
LS#118	863348	526	575	230867
LS#119	863349	526	576	230868

LS#120	863350	526	577	230869
LS#200	892631	540	158	236815
LS#201	892632	540	159	236816
LS#202	892633	540	160	236817
LS#203	892634	540	161	236818
LS#204	892635	540	162	236819
LS#205	892636	540	163	236820
LS#206	892637	540	164	236821
LS#207	892638	540	165	236822
LS#208	892639	540	166	236823
LS#209	892640	540	167	236824
LS#211	892641	540	168	236825
LS#215	892642	540	169	236826
LS#216	892643	540	170	236827
LS#217	892644	540	171	236828
LS#218	892645	540	172	236829
LS#219	892646	540	173	236830
LS#220	892647	540	174	236831
LS#222	892648	540	175	236832
LS#223	892649	540	176	236833
LS#210	915264	550	1	239991
LS#212	915265	550	2	239992
LS#213	915266	550	3	239993
LS#214	915267	550	4	239994
LS#224	915268	550	5	239995
LS#224A	915269	550	6	239996
LS#225	915270	550	7	239997
LS#225A	915271	550	8	239998
LS#226	915272	550	9	239999
LS#227	915273	550	10	240000
LS#228	915274	550	11	240001
LS#229	915275	550	12	240002
LS#230	915276	550	13	240003
LS#231	915277	550	14	240004
LS#251	915278	550	15	240005
LS#252	915279	550	16	240006
LS#253	915280	550	17	240007
LS#254	915281	550	18	240008
LS#255	915282	550	19	240009
LS#256	915283	550	20	240010
LS#257	915284	550	21	240011
LS#258	915285	550	22	240012
LS#259	915286	550	23	240013
LS#260	915287	550	24	240014
LS#261	915288	550	25	240015
LS#262	915289	550	26	240016

LS#263	915290	550	27	240017
LS#264	915291	550	28	240018
LS#265	915292	550	29	240019
LS#266	915293	550	30	240020
LS#267	915294	550	31	240021
LS#268	915295	550	32	240022
LS#269	915296	550	33	240023
LS#270	915297	550	34	240024
LS#271	915298	550	35	240025
LS#272	915299	550	36	240026
LS#273	915300	550	37	240027
LS#274	915301	550	38	240028
LS#275	915302	550	39	240029
LS#276	915303	550	40	240030
LS#277	915304	550	41	240031
LS#278	915305	550	42	240032
LS#279	915306	550	43	240033
LS#280	915307	550	44	240034
LS#281	915308	550	45	240035
LS#282	915309	550	46	240036
LS#283	915310	550	47	240037
LS#284	915311	550	48	240038
LS#285	915312	550	49	240039
LS#286	915313	550	50	240040
LS#287	915314	550	51	240041
LS#288	915315	550	52	240042
LS#289	915316	550	53	240043
LS#290	915317	550	54	240044
LS#291	915318	550	55	240045
LS#292	915319	550	56	240046
LS#293	915320	550	57	240047
LS#294	915321	550	58	240048
LS#297	915322	550	59	240049
LS#298	915323	550	60	240050
LS#299	915324	550	61	240051
LS#299A	915325	550	62	240052
LS#314	915326	550	63	240053
LS#315	915327	550	64	240054
LS#316	915328	550	65	240055
LS#317	915329	550	66	240056
LS#318	915330	550	67	240057
LS#319	915331	550	68	240058
LS#320	915332	550	69	240059
LS#321	915333	550	70	240060
LS#322	915334	550	71	240061
LS#323	915335	550	72	240062

LS#324	915336	550	73	240063
LS#325	915337	550	74	240064
LS#326	915338	550	75	240065
LS#327	915339	550	76	240066
LS#341	915340	550	77	240067
LS#342	915341	550	78	240068
LS#343	915342	550	79	240069
LS#344	915343	550	80	240070
LS#345	915344	550	81	240071
LS#346	915345	550	82	240072
LS#347	915346	550	83	240073
LS#348	915347	550	84	240074
LS#349	915348	550	85	240075
LS#350	915349	550	86	240076
LS#351	915350	550	87	240077
LS#352	915351	550	88	240078
LS#361	915352	550	89	240079
LS#362	915353	550	90	240080
LS#363	915354	550	91	240081
LS#364	915355	550	92	240082
LS#365	915356	550	93	240083
LS#366	915357	550	94	240084
LS#367	915358	550	95	240085
LS#368	915359	550	96	240086
LS#369	915360	550	97	240087
LS#370	915361	550	98	240088
LS#371	915362	550	99	240089
LS#372	915363	550	100	240090
LS#414	915364	550	101	240091
LS#415	915365	550	102	240092
LS#416	915366	550	103	240093
LS#417	915367	550	104	240094
LS#418	915368	550	105	240095
LS#419	915369	550	106	240096
LS#420	915370	550	107	240097
LS#421	915371	550	108	240098
LS#422	915372	550	109	240099
LS#423	915373	550	110	240100
LS#424	915374	550	111	240101
LS#425	915375	550	112	240102
LS#426	915376	550	113	240103
LS#427	915377	550	114	240104
LS#221	930878	559	37	243420
LS#222A	930879	559	38	243421
LS#223A	930880	559	39	243422
LS#121	953638	572	603	247529

LS#122	953639	572	604	247530
LS#123	953640	572	605	247531
LS#124	953641	572	606	247532
LS#125	953642	572	607	247533
LS#126	953643	572	608	247534
LS#127	953644	572	609	247535
LS#128	953645	572	610	247536
LS#129	953646	572	611	247537
LS#130	953647	572	612	247538
LS#131	953648	572	613	247539
LS#132	953649	572	614	247540
LS#133	953650	572	615	247541
LS#134	953651	572	616	247542
LS#135	953652	572	617	247543
LS#136	953653	572	618	247544
LS#137	953654	572	619	247545
LS#138	953655	572	620	247546
LS#139	953656	572	621	247547
LS#140	953657	572	622	247548
LS#141	953658	572	623	247549
LS#142	953659	572	624	247550
LS#143	953660	572	625	247551
LS#144	953661	572	626	247552
LS#145	953662	572	627	247553
LS#146	953663	572	628	247554
LS#147	953664	572	629	247555
LS#148	953665	572	630	247556
LS#149	953666	572	631	247557
LS#150	953667	572	632	247558
LS#151	953668	572	633	247559
LS#152	953669	572	634	247560
LS#153	953670	572	635	247561
LS#154	953671	572	636	247562
LS#155	953672	572	637	247563
LS#156	953673	572	638	247564
LS#328	953674	572	639	247565
LS#329	953675	572	640	247566
LS#330	953676	572	641	247567
LS#331	953677	572	642	247568
LS#332	953678	572	643	247569
LS#333	953679	572	644	247570
LS#334	953680	572	645	247571
LS#335	953681	572	646	247572
LS#336	953682	572	647	247573
LS#337	953683	572	648	247574
LS#338	953684	572	649	247575

LS#339	953685	572	650	247576
LS#340	953686	572	651	247577
LS#428	953687	572	652	247578
LS#429	953688	572	653	247579
LS#430	953689	572	654	247580
LS#431	953690	572	655	247581

Except for the Special Warranty of title specified above, Grantor makes no other warranties of title, express or implied.

IN WITNESS WHEREOF, Grantor has executed this Deed as of the date first set forth above.

By:________________________________
Arthur R. Leger

STATE OF NEVADA)
)ss:
COUNTY OF)

The foregoing instrument was duly acknowledged before me this _______ day of April, 2009 by Arthur Leger, the Lessor herein.

My Commission Expires:

____
Notary Public

APPENDIX 4: SUMMARIES – 2006-2007 CENTERRA DRILL HOLES

Geology and selected analytical intervals of pre-collar and core hole RRC06-06C

From (ft)	To (ft)	Lithology	Alteration	Best Gold Assays	Trace Elements max values
0	30	Qal		15 ppb	Hg 10' @ 0.3 ppm
30	420	Siltst: silver grey "SG" with carbon, locally calcareous		21 ppb	Hg 220' @ 0.85 ppm
420	820	Med-dark grey chert with some siltst interbeds	Wk silicification	65 ppb	Hg 400' @ 0.94 ppm As 10' @ 179 ppm P 180' @ 3150 ppm formational control
820	940	Siltstone: SG type		45 ppb	As 20' @148 ppm Cu 120' @ 131 ppm
940	970	Fault	Qtz-calc vns	23 ppb	Cu 100' @ 100 ppm
970	1040	Siltst: SGG type		19 ppb	Cu 80' @ 100 ppm
1040	1080	Fault with trace greenst?	Qtz-calc veins	13 ppb	
1080	1200	Chert	Recrystallizd	9 ppb	
1200	1440	Interbedded chert/siltst/sandst	Qtz-calc veins	39 ppb	As 10' @ 154 ppm
1440	1495	Lower Plate: Limestone, lt gy micrite		6 ppb	
1495	2073	Blk calc-siltst, thinly laminated, Roberts Mtns Fm	Decalc, wk silic'n, jasperoid at base	31 ppb	Sb 8 to 52 ppm over 190' in decalc RM Fm Zn to 2300 ppm 2058'-2071'
2073	2447	Limest, rhythmic med to thin bedding, silty-argillaceous (Hanson Cr Fm or Roberts Mtns Fm)	Jasperoid 2114-2119	5-26 ppb	Sb 13.2' @ 45.3 ppm at jasperoid contact Sr 933-2210 ppm 2137'-2427'
2447	2735	Dolomite fault breccia, hydrothermal overprint (Hanson Creek Fm)	Strong clay, bleaching	<5 ppb	
2735	2757	Dike—feldspar porphyry, no qtz	Clay, pyrite	6.5 ppb	As 104ppm, Tl 1 ppm Anom Ga, Nb, Ta
2757	2776	Dolomite breccias	Clay, bleaching	<5 ppb	As to 14 ppm
2776	2795	Jasperoid and dolomite breccia	Str silic'n	<5 ppb	Pb to 131 ppm Zn to 1600 ppm
2795	2829	Dolomite breccias	Clay	8 ppb	Pb to 1695 ppm Zn to 2090 ppm 2794'-2815'
2829	2832	Jasperoid	Str silic'n (jasper)	<5 ppb	
2832	2865	Dolomite breccias	Clay	<5 ppb	

Geology and selected analytical intervals in pre collar and core tail RRC07-08C

From (ft)	To (ft)	Lithology	Alteration	Best Gold Assay ppb	Trace Elem, Max Anom Value ppm
0	30	alluv clay w/ chert & volc clasts (Qal)			Elev Ce,Co,La,Li,V
30	50	fault: clay, siltst, volcanics?	dens greasy clay		Elev Ce,Co,La,Li,V
50	85	chert, lt-med gry vitreous (Slaven Ch, Ds)	calc veins	11	1.5 Hg
85	110	fault, clay and chert	decalc, clay	232	7.8 Hg, 1.1 Tl
110	190	chert, black & gray, vitreous, strong fracturing throughout	carbon on fracs	41/80'	2.4Hg/80', 59As/80', 2.1Ag, 0.98Tl
190	260	chert with minor siltst and sandst		41/50'	52 As/70', 1.4Hg/70', 102 Cu, 7 Sb
260	360	qtzt-sandst unit, qtzt is bimodal, sandst, well sorted (Elder Sst, DSe)	silic'n	48 32 /15'	
360	430	chert and siltst (DSe)		24/70'	1.8 Hg/15'
430	605	silty sandstone and quartzite	wk decalc	20/10'	Elev Ce, La
605	640	Siltstone		<5	Elev Ce, La
640	650	fault, coarse calc and qtz		< 5	
650	835	siltstone and calc-siltstone	spotty decalc & calc veins	13, most < 5	
835	845	fault: Elder-DOu(?) contact	silic'n	11	1 Hg
845	990	siltst, carbon's, sheared at base, strongly fractured (DOu?)	Carbon	23/140'	2 Hg, 36 As, 7 Sb all140'
990	1000	fault—Possible feeder structure	dolo veins	26	2 Hg/10', 126 As/10
1000	1125	quartzite-siltstone unit	Silic'n	19	105 As/10'
1125	1300	siltstone, fractured end RC drilling	Silic'n	16/170'	1.5Hg/170',27As/170'
1300	1337	black chert with thin mudstone beds	calc & bar vns	18	1.9 Hg
1337	1342	fault gouge	Decalcification	17	0.67 Hg
1342	1370	siltstone, weakly dolomitic		18	0.66 Hg
1370	1385	fault gouge	Pyrite	15	1.22 Hg
1385	1461	sandst, siltst & mudst, locally calc		21	1.1 Hg
1461	1480	fault gouge, strong shear fabric	decalc-py-clay	312	50 As
1480	1557	sandst & siltst, calc-dol, w/ minor chert	dol-sphal-qtz vns	123/20'	51 As, 1.0 Hg
1557	1572	fault gouge with breccias	clay-py-qtz	43/15'	1.4 Hg/15'
1572	1728	mudstone & siltstone with minor calc/dol siltstone & sandy siltstone	local decalc	12	
1728	1814	fault gouge	Clay	20	74 As/10', 1.1 Hg
1814	1879	gray calc-siltstone & sandst w/ mudst	local clay & py	18	140 As/7'
1879	1913	fault gouge & cataclastic sheared mudst	Decalcification	23/29'	0.73 Hg/20
1913	1920	mafic dike, greenstone?	Propylitic	9	
1920	1974	dolomitic siltstone & mudstone		35	
1974	2049	fault gouge & breccia in gray chert	Decalcification	16	
2049	2113	calc-siltstone with minor mudstone	local wk decalc	12	
2113	2153	fault zone with clay gouge in calc-siltst	mod decalc	29/9'	
2153	2322	chert, mudstone & siltstone, some calc	local decalc	29/44'	114 As, 2.5 Hg
2322	2337	fault, clay gouge & breccias	Carbon	26	0.88 Hg
2337	2418	mudstone & chert	wk decalc	33/75'	49 As,

2418	2424	dike, diorite?, porphyritic	Propylitic	25	
2424	2517	mudstone & chert	Pyrite	35	0.96 Hg
2517	2536	fault zone	decalc and clay	38	
2536	2546	mudstone & siltstone		15	
2546	2583	dike, greenstone, preserved biotite	wk propylitic	17	
2583	2605	dike, diorite?	Propylitic	7	
2605	2660	chert-peb conglom, angular clasts (DOu?)	dense silicif'n	8	1.92 Hg
2660	2709	sandstone, chert grains	dense silicif'n	14	
2709	2732	Dike	Propylitic	<5	
2732	2762	greenstone? w/ biotite	propylitic	5	77 As
2762	2789	mudstone, wkly calcareous		9	
2789	2801	dike, greenstone?	propylitic	<5	
2801	2933.5	chert-pebble conglomerate & breccia	dense silicif'n	<5	

Geology and selected analytical intervals of pre-collar and core tail RRC07-10C.

From (ft)	To (ft)	Lithology	Alteration	Best Gold Assays(ppb)	Trace Elements max values (ppm)
0	10	Alluvium			
10	35	sandy calc-siltstone (DOu unit)		8	32 As, 1.14 Hg
35	100	gray-tan chert, silty chert	strong frac w/ clay FeOx on frac	<5	
100	130	fault breccia in chert	strong frac with clay, FeOx on frac	<5	
130	380	chert & cherty siltst w/ calc-sandstone interbeds	local pyrite and clay	32	34 As, 1.87 Hg, 22.5 Se
380	860	sandy siltstone, variably calc	bleached 400-420', 640-660'	9, most <5	
860	910	fault in chert	py and calc vns	20	
910	1023	chert & minor calc-siltstone	fracs and calc vns	43	65 As
1023	1150	greenstone and chert	wk propylitic	7	36 As
1150	1310	cherty siltstone, silty chert	local clay and calc vns	17	45 As
1310	1350	fault in siltstone	Clay	11	
1350	1460	siltstone & chert, RMT	quartz & calc vns	514, **298/40'**	708 As, 331 As/60', 11.05 Sb
1460	1830	laminated calc-siltstone (Roberts Mtns Fm)	wk to str decalc	141, most <5 to 24	145 As, 1.26 Hg, 19.95 Sb
1830	2100	limest and silty limestone	calcite veins	52	70 As
2100	2142	lamin'd muddy limest. Begin coring 2100'	tr decalc	9	
2142	2168	collapse bx in laminated calc-mudst	decalc +/- silic'n	49	110 As, 1 Tl
2168	2179	laminated calc-siltstone	decalc	8	
2179	2247	brecciated siltstone-mudstone-limestone	decalc, cc/dol vns	46	114 As, 1.7 Hg, 13.5 Sb
2247	2273	bioclastic limestone-sed. breccia	silic'n, decalc	14	
2273	2312	collapse bx in siltst & calc-siltst	decalc, silic'n	16	0.9 Tl
2312	2342	fault & collapse bx	decalc (sanded)	25/32'	45 As, 57 Sb, 1.5 Tl
2342	2764	dolo+/-healed coll bx (Hanson Cr Fm)	dol/calc vns	32	61 As
2764	2766	talc vein -- T.D.	Talc	24/10'	

APPENDIX 5. AUTHOR'S SAMPLE RESULTS REDROCK (RLR series) AND NORTH BATTLE MOUNTAIN (RLNB series) PROPERTY.

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Finalized Date: 15-JUL-2009
This copy reported on 16-JUL-2009
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CERTIFICATE RE09061659

Project:
P.O. No:
This report is for 17 Rock samples submitted to our lab in Reno, NV, USA on 2-JUL-2009.

The following have access to data associated with this certificate:

ART LEGER	BOB LUNCEFORD	

SAMPLE PREPARATION

ALS CODE	DESCRIPTION
WEI-21	Received Sample Weight
LOG-22	Sample login - Rcd w/o BarCode
CRU-QC	Crushing QC Test
PUL-QC	Pulverizing QC Test
CRU-31	Fine crushing - 70% <2mm
SPL-21	Split sample - riffle splitter
PUL-31	Pulverize split to 85% <75 um

ANALYTICAL PROCEDURES

ALS CODE	DESCRIPTION	
ME-MS41	51 anal. aqua regia ICPMS	
Au-ICP22	Au 50g FA ICP-AES finish	ICP-AES

[illegible]

To: BOB LUNCEFORD
ATTN: BOB LUNCEFORD
761 ASPEN TRAIL
RENO NV 89519

This is the Final Report and supersedes any preliminary report with this certificate number. Results apply to samples as submitted. All pages of this report have been checked and approved for release.

Signature:
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Page: 2 - A
Total # Pages: 2 (A - D)
Plus Appendix Pages
Finalized Date: 15-JUL-2009
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CERTIFICATE OF ANALYSIS RE09061659

Method	WEI-21	Au-ICP22	ME-MS41	ME-MS41	ME-MS41	ME-MS41	ME-MS41	ME-MS41	ME-MS41	ME-MS41	ME-MS41	ME-MS41	ME-MS41	ME-MS41	ME-MS41
Analyte	Recvd Wt.	Au	Ag	Al	As	Au	B	Ba	Be	Bi	Ca	Cd	Ce	Co	Cr
Units	kg	ppm	ppm	%	ppm	ppm	ppm	ppm	ppm	ppm	%	ppm	ppm	ppm	ppm
Sample Description / LOR	0.02	0.001	0.01	0.01	0.1	0.2	10	10	0.05	0.01	0.01	0.01	0.02	0.1	1
RLNB-1	0.67	0.004	2.82	0.11	11.6	<0.2	<10	410	0.20	3.59	0.17	1.44	8.86	1.2	11
RLNB-2	1.60	0.004	0.77	0.38	99.6	<0.2	<10	730	1.49	12.1	2.07	7.27	23.5	5.4	8
RLNB-3	1.71	0.044	5.81	0.2	228	<0.2	<10	210	1.7	32.8	0.55	12.8	10.75	10.1	19
RLNB-4	1.24	0.008	0.61	0.2	194.5	<0.2	<10	1300	0.42	0.75	0.07	0.76	11.95	1.7	18
RLNB-5	0.95	0.009	0.7	0.09	23.6	<0.2	<10	90	0.13	4.33	0.02	0.11	4.41	0.8	27
RLNB-6	1.09	0.090	3.27	0.75	330	<0.2	<10	1180	1.88	1.04	0.14	1.14	27.7	8.8	20
RLNB-7	0.74	0.033	0.4	0.93	123	<0.2	<10	390	1.18	2.88	0.14	2.15	28.7	5.2	32
RLR-1	1.14	0.009	0.16	0.1	16.1	<0.2	<10	120	0.18	0.05	0.15	0.81	7.31	3.5	16
RLR-2	1.28	0.005	0.16	0.09	18.9	<0.2	<10	360	0.20	0.05	0.1	2.93	2.57	3.8	29
RLR-3	0.87	0.015	0.3	0.33	54.5	<0.2	<10	110	2.51	0.06	0.38	0.31	11.1	1	93
RLR-4	1.78	0.017	0.4	0.52	167	<0.2	10	160	1.7	0.1	0.44	2.02	17	18.5	65
RLR-5	1.39	0.387	0.61	0.48	265	0.3	<10	160	0.8	0.07	0.21	2.7	11.4	3.4	18
RLR-6	1.09	0.083	0.48	0.35	120	<0.2	<10	80	0.36	0.08	1.34	0.87	4.31	3.8	23
RLR-7	1.42	0.004	0.08	0.26	58.9	<0.2	<10	450	1.85	0.01	0.47	90	4.35	280	8
RLR-8	1.00	0.035	0.1	0.15	101	<0.2	<10	1950	0.87	0.01	0.11	0.67	2.08	13.8	10
RLR-9	0.81	0.011	0.22	0.08	46	<0.2	<10	120	0.13	0.01	0.94	0.06	3.97	1.8	19
RLR-10	1.84	0.013	0.23	0.09	43.2	<0.2	<10	160	0.29	0.03	0.36	0.47	3.68	2	22

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Finalized Date: 15-JUL-2009
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CERTIFICATE OF ANALYSIS RE09061659

Sample Description	Method / Analyte / Units / LOR	ME-MS41 Cs ppm 0.05	ME-MS41 Cu ppm 0.2	ME-MS41 Fe % 0.01	ME-MS41 Ga ppm 0.05	ME-MS41 Ge ppm 0.05	ME-MS41 Hf ppm 0.02	ME-MS41 Hg ppm 0.01	ME-MS41 In ppm 0.005	ME-MS41 K % 0.01	ME-MS41 La ppm 0.2	ME-MS41 Li ppm 0.1	ME-MS41 Mg % 0.01	ME-MS41 Mn ppm 5	ME-MS41 Mo ppm 0.05	ME-MS41 Na % 0.01
RLNB-1		1.87	15.7	0.54	0.47	<0.05	0.05	1.29	0.273	0.03	4.6	14.2	0.07	152	0.93	0.01
RLNB-2		1.84	149.5	4.27	1.36	0.13	0.2	1.11	0.184	0.2	11.3	22.2	0.17	1170	20.4	0.02
RLNB-3		0.65	136.5	5	1.09	0.27	0.08	1.06	1.08	0.09	0.6	6.1	0.11	808	8.92	0.01
RLNB-4		0.53	35.7	1.77	1.5	0.08	0.05	13.7	<0.005	0.1	7.8	3	0.05	134	6.05	0.01
RLNB-5		0.24	6.5	0.62	0.64	<0.05	<0.02	0.3	0.049	0.04	2.2	1.9	0.01	58	0.77	<0.01
RLNB-6		1.34	312	4.33	2.04	0.15	0.07	3.42	0.015	0.24	17.4	9.1	0.14	487	15.05	0.01
RLNB-7		3.38	47.4	2.47	4.94	0.15	0.24	8.7	0.195	0.6	13.7	47.5	0.72	324	62.5	0.01
RLR-1		0.3	14.7	1.2	0.30	<0.05	0.05	0.46	<0.005	0.05	2.7	1.6	0.03	95	1.73	0.01
RLR-2		0.36	55.3	0.66	0.39	<0.05	<0.02	0.39	<0.005	0.04	0.9	1.1	0.02	145	0.95	0.01
RLR-3		1.02	97.4	4.07	2.72	0.13	0.1	2.98	0.099	0.33	6.5	3.4	0.05	45	14.75	0.05
RLR-4		2.74	170	11.2	3.23	0.19	0.13	4.29	0.027	0.47	9.6	5.9	0.06	76	92.6	0.03
RLR-5		1.27	246	5.38	1.22	0.16	0.11	5.7	0.018	0.1	6.3	3.1	0.04	36	28.4	0.01
RLR-6		1.21	20	1.68	1.03	0.03	0.11	0.74	0.087	0.14	2.2	1.6	0.07	146	10.05	0.01
RLR-7		0.62	75.5	4.6	1.66	0.11	0.04	3.1	<0.005	0.21	1.6	1.3	0.02	23500	24.9	0.02
RLR-8		0.27	49.5	5.38	0.44	0.07	0.04	0.3	<0.005	0.06	1	1.4	0.03	129	6.26	0.03
RLR-9		0.39	7.4	1.14	0.4	<0.05	0.03	0.25	0.016	0.04	1.2	0.9	0.05	459	5.74	0.01
RLR-10		0.51	61.8	0.74	0.40	<0.05	0.03	0.57	<0.005	0.03	3	1.2	0.04	252	2.57	0.01

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RENO NV 89519

Finalized Date: 15-JUL-2009
Account: LUNBO

CERTIFICATE OF ANALYSIS RE09061659

Sample Description / Method / Analyte / Units / LOR	ME-MS41 Nb ppm 0.05	ME-MS41 Ni ppm 0.2	ME-MS41 P ppm 10	ME-MS41 Pb ppm 0.2	ME-MS41 Rb ppm 0.1	ME-MS41 Re ppm 0.001	ME-MS41 S % 0.01	ME-MS41 Sb ppm 0.05	ME-MS41 Sc ppm 0.1	ME-MS41 Se ppm 0.2	ME-MS41 Sn ppm 0.2	ME-MS41 Sr ppm 0.2	ME-MS41 Ta ppm 0.01	ME-MS41 Te ppm 0.01	ME-MS41 Th ppm 0.2
RLNB-1	0.17	6	370	13.8	5.3	0.001	0.03	3.15	2.5	0.2	5.1	18.4	<0.01	0.11	1.1
RLNB-2	0.11	47.3	550	90.3	20.7	<0.001	0.09	8.1	2.3	7.3	0.2	57.4	<0.01	0.37	3.3
RLNB-3	0.08	24	350	380	6.2	0.001	0.05	44	1.5	22.5	0.4	29.7	<0.01	1.44	1.4
RLNB-4	0.06	14.3	120	47.2	4.6	<0.001	0.07	77.7	0.8	2.1	0.2	28.7	<0.01	0.36	1.4
RLNB-5	0.09	3	50	40.2	3.8	<0.001	0.03	9.27	0.9	0.5	0.2	12.3	<0.01	0.38	0.6
RLNB-6	0.10	36.2	940	28.1	14.4	<0.001	0.1	39.9	5.1	1.1	0.2	155.5	<0.01	0.16	4.4
RLNB-7	3.5	35.4	380	18.3	48.7	0.002	0.05	11.2	4.8	1.9	0.5	27.7	<0.01	0.24	4.4
RLR-1	0.06	36.4	470	7.3	2.1	<0.001	0.05	1.33	1	0.6	<0.2	35.4	<0.01	0.01	0.8
RLR-2	0.07	15.6	210	4.4	1.9	0.019	0.11	1.4	0.9	4.7	<0.2	27.3	<0.01	0.03	0.4
RLR-3	0.09	52	2300	5	17.8	0.001	0.80	6.79	1.8	8.5	0.2	61.2	<0.01	0.06	1.4
RLR-4	0.09	276	2730	14.1	23.3	0.002	0.76	25.9	3.5	8.2	0.2	220	<0.01	0.19	1.9
RLR-5	0.06	129.5	2650	18.4	4.9	0.018	0.09	17.8	1.7	10.5	<0.2	206	0.01	0.12	1.5
RLR-6	0.12	58.8	5210	8.4	7	<0.001	0.08	17.4	1.6	1.7	<0.2	31.9	<0.01	0.05	9.9
RLR-7	<0.05	346	1780	1.9	4.5	<0.001	0.04	1.19	0.7	0.4	<0.2	43.5	<0.01	0.01	0.7
RLR-8	0.09	99.1	520	5	2	<0.001	0.16	3.94	1.5	1.1	<0.2	41.4	<0.01	0.01	0.6
RLR-9	0.1	31.8	370	2.9	1.6	<0.001	0.1	3.5	1.1	0.4	<0.2	22.4	<0.01	0.01	0.7
RLR-10	0.13	25.5	500	4.1	1.8	<0.001	0.04	5.85	1.7	0.5	<0.2	24.6	<0.01	0.04	0.4

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Finalized Date: 15-JUL-2009
Account: LUNBO

CERTIFICATE OF ANALYSIS RE09061659

Sample Description	ME-MS41	ME-MS41	ME-MS41	ME-MS41	ME-MS41	ME-MS41	ME-MS41	ME-MS41
Analyte	Ti	Tl	U	V	W	Y	Zn	Zr
Units	%	ppm	ppm	ppm	ppm	ppm	ppm	ppm
LOR	0.005	0.02	0.05	1	0.05	0.05	2	0.5
RLNB-1	<0.005	0.04	0.29	5	112.5	2.22	80	1.7
RLNB-2	0.009	0.28	3.81	61	13.75	12.95	379	10.6
RLNB-3	<0.005	0.16	0.85	37	22.1	4.13	1240	7
RLNB-4	0.005	0.08	1.01	17	11.1	2.17	90	2.5
RLNB-5	<0.005	0.02	0.07	4	1.95	0.42	28	0.8
RLNB-6	0.013	3.29	1.47	41	14	5.75	143	3
RLNB-7	0.049	3.46	1.02	106	65.8	6.15	204	0.8
RLR-1	<0.005	<0.02	0.28	13	0.47	3.35	105	1.4
RLR-2	<0.005	<0.02	0.32	12	0.39	3.57	207	0.5
RLR-3	<0.005	1.47	8.11	373	0.57	13.7	78	4.2
RLR-4	<0.005	2.52	17.25	929	1.17	14.85	1990	5.4
RLR-5	<0.005	0.33	9.43	226	0.94	39.4	459	3.7
RLR-6	<0.005	0.26	9.32	97	0.38	3.87	22	4.2
RLR-7	<0.005	2	2.24	40	0.45	3.71	1095	1.5
RLR-8	<0.005	0.11	0.86	50	0.38	21.3	493	1.1
RLR-9	<0.005	0.02	0.41	18	0.4	3.33	9	1.4
RLR-10	<0.005	0.72	0.08	19	0.48	3.28	95	1.6

***** See Appendix Page for comments regarding this certificate *****

ALS Chemex
EXCELLENCE IN ANALYTICAL CHEMISTRY
ALS USA Inc.
4977 Energy Way
Reno NV 89502
Phone: 775 356 5395 Fax: 775 355 0179 www.alschemex.com

To: BOB LUNCEFORD
761 ASPEN TRAIL
RENO NV 89519

Page: Appendix 1
Total # Appendix Pages: 1
Finalized Date: 15-JUL-2009
Account: LUNBO

CERTIFICATE OF ANALYSIS RE09061659

Method	CERTIFICATE COMMENTS
ME-MS41	Gold determinations by this method are semi-quantitative due to the small sample weight used (0.5g).